UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[    ] Definitive Additional Materials
[    ] Soliciting Material Under §240.14a-12

Knape & Vogt Manufacturing Company
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ] No fee required.
[  ] Fee Computed on table below per Exchange Act Rules 14a-b(i)(1) and 0-11.
[x] Fee paid previously with preliminary material:
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Knape & Vogt Manufacturing Company
2700 Oak Industrial Drive, N.E.
Grand Rapids, MI 49505

Dear Shareholder:

        You are cordially invited to attend a Special Meeting of shareholders of Knape & Vogt Manufacturing Company, which will be held at the offices of Varnum, Riddering, Schmidt & Howlett LLP, 333 Bridge Street, N.W., Suite 1700, Grand Rapids, Michigan 49504, on July 26, 2006, at 8 a.m., local time.

        At the meeting, you will be asked to consider and vote on a proposal to approve a merger between Knape & Vogt Manufacturing Company (“Knape & Vogt”) and a subsidiary of Wind Point Partners VI, L.P. (“Wind Point”). If the merger is completed, Knape & Vogt will become a subsidiary of Wind Point and will cease to be a public company. You will receive $19.00 in cash for each of your shares of Knape & Vogt Common Stock and Class B Common Stock. This represents a 47% premium to the average share price of our Common Stock during the 30 days preceding our October 13, 2005 press release announcing that we were pursuing strategic alternatives, including a possible sale. A copy of the Agreement and Plan of Merger is attached as Exhibit A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

        Your board of directors has determined that the merger is fair to and in the best interests of Knape & Vogt and our shareholders. Accordingly, your board has approved and adopted the Agreement and Plan of Merger, and recommends that you vote FOR the approval of merger and the Agreement and Plan of Merger. It should be noted that two members of the board of directors will directly benefit from the merger.

        The accompanying document provides a detailed description of the proposed merger, the Agreement and Plan of Merger and related matters. You are urged to carefully read these materials, including the exhibits.

        Your vote is very important. Because approval of the Agreement and Plan of Merger requires the affirmative vote of a majority of the votes of Knape & Vogt's Common Stock and Class B Common Stock voting as one class, a failure to vote will have the same effect as a vote against the approval of the Agreement and Plan of Merger.

        Whether or not you are able to attend the Special Meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. This action will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

By Order of the Board of Directors, /s/ William R. Dutmers ____________________________________________ William R. Dutmers Chairman and Chief Executive Officer

This proxy statement is dated June 21, 2006, and is first being mailed to shareholders on or about June 23, 2006.

Knape & Vogt Manufacturing Company
2700 Oak Industrial Drive, N.E.
Grand Rapids, MI 49505

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS OF KNAPE & VOGT MANUFACTURING COMPANY
To Be Held on July 26, 2006

To the Shareholders of
Knape & Vogt Manufacturing Company:

        Notice is given that a Special Meeting of the shareholders (“Special Meeting”) of Knape & Vogt Manufacturing Company will be held at the offices of Varnum, Riddering, Schmidt & Howlett LLP, 333 Bridge Street, N.W., Suite 1700, Grand Rapids, Michigan 49504, on July 26, 2006, at 8 a.m., local time, for the following purposes:

1.	To consider and vote on a proposal to approve the merger and the Agreement and Plan of Merger, dated as of February 9, 2006, by and among Wind Point Partners V, L.P. and subsequently assigned to Wind Point Partners VI, L.P. (“Wind Point”), Slideco, Inc., a subsidiary of Wind Point Partners VI, L.P., and Knape & Vogt Manufacturing Company, which, if approved, will entitle our shareholders to receive $19.00 in cash, without interest, for each share of Common Stock or Class B Common Stock held and Knape & Vogt will cease to be a public company; and

2.	To consider and vote upon a proposal to grant the persons named as proxies the discretionary authority to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies, or for any other reason proposed by Knape & Vogt’s Board of Directors; and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        Only shareholders of record of our Common Stock and Class B Common Stock as of the close of business on June 21, 2006, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. The affirmative vote of a majority of the votes of our Common Stock and Class B Common Stock voting as one class is required to approve the merger and the Agreement and Plan of Merger.

        If you fail to vote by proxy or in person, it will have the same effect as a vote against the approval of the merger and the Agreement and Plan of Merger. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the Agreement and Plan of Merger.

Grand Rapids, Michigan

June 21, 2006

By Order of the Board of Directors, /s/ William R. Dutmers ____________________________________________ William R. Dutmers Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

                  Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

SUMMARY TERM SHEET

        This document is being provided to you in connection with the Special Meeting of shareholders of Knape & Vogt Manufacturing Company to be held on July 26, 2006. At the special meeting, you will be asked to approve an Agreement and Plan of Merger by and between Knape & Vogt and Wind Point Partners VI, L.P. The following sets forth the most material terms of the proposed transaction.

The Companies (see "Summary--The Companies" on page 5)

•	Knape & Vogt Manufacturing Company is engaged primarily in the design, manufacture and marketing of hardware and storage-related components.

•	Wind Point Partners VI, L.P. is part of a private equity investment firm that acquires middle market businesses with growth potential and a clear path to value creation.

The Merger (see "The Merger" on page 11)

•	The merger agreement provides for the merger of a newly-formed subsidiary of Wind Point with and into Knape & Vogt, with Knape and Vogt being the surviving corporation. If the merger is completed, Knape & Vogt would be a subsidiary of Wind Point and would cease to be a public company.

•	In the merger, Knape & Vogt Common Stock and Class B Common Stock would be converted into the right to receive $19.00 per share, without interest, and each outstanding option to purchase a share of Knape & Vogt Common Stock would be converted into the right to receive cash in an amount equal to the excess of $19.00 over the per share exercise price of such option.

•	Completion of the merger is subject to a number of conditions, including, among others:

-	the merger agreement must be approved by a majority of the votes of Knape & Vogt Common Stock and Class B Common Stock;

-	receipt by Wind Point of the financing necessary to pay the merger consideration;

-	the absence of any pending action by a governmental authority seeking to prevent the merger; and

-	accuracy of representations and warranties, and compliance with covenants, set forth in the merger agreement.

•	The merger agreement may be terminated if the merger is not completed before August 31, 2006, if the conditions to completion of the merger become incapable of satisfaction under certain circumstances or for a number of other reasons.

Material U.S. Federal Income Tax Consequences (see "Material U.S. Federal Income Tax Consequences" on page 25)

•	The receipt of cash in the merger by U.S. holders of Knape & Vogt Common Stock or Class B Common Stock will be taxable to such holders, as if they had sold their shares for the cash received in the merger.

•	Such holders will recognize taxable gain or loss equal to the difference between the amount of cash received in the merger and such holders' adjusted tax basis in the shares exchanged in the merger.

Appraisal Rights (see "Appraisal Rights" on page 35)

•	Holders of Knape & Vogt Common Stock and Class B Common Stock do not have appraisal rights in connection with the merger.

1

TABLE OF CONTENTS

Page No.
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SUMMARY
         The Companies
         The Merger
         Merger Consideration
         The Special Meeting of Knape & Vogt Shareholders
         Recommendation to Shareholders
         Officers and Directors
         Reasons for the Merger
         Opinion of W. Y. Campbell & Company
         The Merger Agreement
         Regulatory Matters
         Knape & Vogt Options
         Interests of Certain Persons in the Merger
THE SPECIAL MEETING OF KNAPE & VOGT SHAREHOLDERS
         Date, Time, Place and Purpose of the Special Meeting
         Record Date; Stock Entitled to Vote; Quorum
         Vote Required
         Voting
         Revocability of Proxy
         Solicitation of Proxies
         Other Business
THE MERGER
         Background of the Merger
         Reasons for the Merger and Recommendation of Our Board of Directors
         Opinion of W.Y. Campbell & Company
         Delisting and Deregistration of Knape & Vogt Common Stock
         Interests of Certain Persons in the Merger
                  New Consulting Agreement for William R. Dutmers
                  Management Continuity Agreements
                  Stock Options
                  Indemnification of Officers and Directors
REGULATORY MATTERS
         Federal or State Regulatory Filings Required in Connection with the Merger
         Anti-Takeover Considerations
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
         The Merger
         Backup Withholding
THE AGREEMENT AND PLAN OF MERGER
         Form of the Merger
         Closing and Effective Time
         Restated Articles of Incorporation and Bylaws of the Surviving Corporation
         Officers and Directors of the Surviving Corporation
         Merger Consideration
         Payment Procedures
         Stock Options
         Representations and Warranties
         Covenants Relating to the Conduct of Our Business
         Acquisition Proposals
         Shareholders Meeting
         Employee Benefits
         Indemnification and Insurance
         Conditions to the Merger
         Termination
         Effect of Termination; Termination Fee
         Survival
         Amendment
APPRAISAL RIGHTS
MARKET PRICE AND DIVIDEND DATA
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
DESCRIPTION OF KNAPE & VOGT
DESCRIPTION OF SLIDECO, INC
FUTURE SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
Exhibit A         Agreement and Plan of Merger
Exhibit B         Assignment of Agreement and Plan of Merger from Wind Point Partners V, L.P. to Wind Point Partners VI, L.P.
Exhibit C Fairness Opinion of W. Y. Campbell & Company	1 3 5 5 5 5 5 6 6 6 6 7 7 8 8 9 9 9 10 10 10 11 11 11 11 13 15 22 22 23 23 24 24 24 24 25 25 25 26 26 27 27 27 27 27 27 28 28 30 30 32 32 32 32 33 34 34 34 35 35 35 36 36 36 36

2

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

                 The following questions and answers highlight only selected information from this proxy statement. It does not contain all of the information which may be important to you. You should still carefully read this entire proxy statement, including each of the exhibits.

Q:	What should I do now?
A:	After carefully reading and considering the information contained in this proxy statement, please vote your shares by returning the enclosed proxy card. You can also attend the Special Meeting and vote in person. Do NOT enclose or return your share certificate(s) with your proxy.
Q:	If my shares are held in "street name" by my broker, will my broker vote my shares for me?
A:	Your broker will only be permitted to vote your shares if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding the voting of your shares.
Q:	What if I do not vote?
A:	If you fail to vote by proxy or in person, it will have the same effect as a vote against approval of the Agreement and Plan of Merger. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the Agreement and Plan of Merger.
Q:	When should I send in my proxy card?
A:	You should send in your proxy card as soon as possible so that your shares will be voted at the Special Meeting.
Q:	May I change my vote after I have mailed my signed proxy card?
A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Treasurer of Knape & Vogt stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card by mail. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.
Q:	May I vote in person?
A:	Yes. You may attend the Special Meeting of shareholders and vote your shares of Common Stock or Class B Common Stock in person. If you hold shares in "street name" you must provide a legal proxy executed by your bank or broker in order to vote your shares at the meeting.
Q:	Am I entitled to appraisal rights under Michigan law?
A:	No. You are not entitled to appraisal rights under Michigan law in connection with the merger because our Common Stock is designated as a national market system security on an interdealer quotation system by the national association of securities dealers and holders of our shares will receive cash in exchange for their shares.
Q:	Will the merger be a taxable transaction to me?
A:	Yes. The receipt of cash for shares of our Common Stock and Class B Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize capital gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our Common Stock or Class B Common Stock (see “Material U.S. Federal Income Tax Consequences” on page 25 of this proxy statement for a more detailed explanation of the tax consequences of the merger). You should consult your tax advisor on how specific tax consequences of the merger apply to you.
Q:	When is the merger expected to be completed?
A:	We are working towards completing the merger as quickly as possible. We currently expect to complete the merger promptly after the Special Meeting of shareholders and after all the conditions to the merger are satisfied or waived, including shareholder approval of the Agreement and Plan of Merger at the Special Meeting.

3

Q:	Should I send in my Knape & Vogt share certificates now?
A:	No. After the merger is completed, Wind Point will send you written instructions for exchanging your Knape & Vogt share certificates. You must return your Knape & Vogt share certificates as described in the instructions. You will receive your cash payment as soon as practicable after Wind Point’s designated agent receives your Knape &Vogt share certificates and any completed documents required in the instructions.
PLEASE DO NOT SEND YOUR KNAPE & VOGT SHARE CERTIFICATES NOW.
Q:	What should I do if I have questions?
A:	If you have more questions about the Special Meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact the Treasurer of Knape & Vogt, at (616) 459-3311, ext. 225.

4

SUMMARY

        This summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. Accordingly, we urge you to read this entire proxy statement and the exhibits to this proxy statement carefully and in their entirety for a complete understanding of the matters to be considered at the Special Meeting.

The Companies

Knape & Vogt Manufacturing Company
2700 Oak Industrial Dive, N.E.
Grand Rapids, MI 49505
(616) 459-3311

          Knape & Vogt Manufacturing Company, a corporation organized under the laws of the state of Michigan, is engaged primarily in the design, manufacture, and marketing of hardware, storage-related components, and ergonomic products that serve the consumer, contract builder, hardware, and original equipment manufacture markets. Our Common Stock is quoted on The Nasdaq National Market under the symbol “KNAP.”

Wind Point Partners VI, L.P.
One Towne Square, Suite 780
Southfield, MI 48076
(248)-945-7200

          Wind Point Partners VI, L.P. (“Wind Point”), a limited partnership formed under the laws of the state of Delaware, is part of a private equity investment firm that acquires middle market businesses with growth potential and a clear path to value creation. The private equity investment firm, of which Wind Point Partners VI, L.P. is a part, manages over $1.8 billion and has invested in more than 80 companies since 1984.

Slideco, Inc.
One Towne Square, Suite 780
Southfield, MI 48076
(248)-945-7200

        Slideco, Inc. is a subsidiary of Wind Point. Slideco, Inc. was formed exclusively for the purpose of effecting the merger. This is the only business of Slideco, Inc.

The Merger (page 11). Upon the terms and subject to the conditions of the Agreement and Plan of Merger, an indirect subsidiary of Wind Point will be merged with and into Knape & Vogt. As a result of the merger, we will cease to be a publicly traded company and will become an indirect subsidiary of Wind Point. The Agreement and Plan of Merger is attached as Exhibit A to this proxy statement. Holders of our Common Stock and Class B Common Stock are urged to, and should, read the Agreement and Plan of Merger carefully and in its entirety.

Merger Consideration. Each holder of shares of our Common Stock and Class B Common Stock will be entitled to receive $19.00 in cash, without interest, for each share of our Common Stock and Class B Common Stock held immediately prior to the merger. The aggregate consideration paid by Wind Point for outstanding shares of Knape & Vogt Common Stock and Class B Common Stock will be approximately $85,715,270. With assumed debt, the transaction values approximately $105.1 million.

The Special Meeting of Knape & Vogt Shareholders (page 9).

Time, Place and Date. A Special Meeting will be held to consider and vote upon the proposal to approve the merger and the Agreement and Plan of Merger and the proposal to grant persons named as proxies the discretionary authority to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies, and to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof or for any other reason proposed by Knape & Vogt’s board of directors, at the offices of Varnum, Riddering, Schmidt & Howlett, 333 Bridge Street N.W., Suite 1700, Grand Rapids, Michigan, at 8:00 a.m. local time on July 26, 2006.

5

Record Date and Voting Power. You are entitled to vote at the Special Meeting if you owned shares of Knape & Vogt Common Stock or Class B Common Stock at the close of business on June 21, 2006, the record date for the Special Meeting. You will have one vote at the Special Meeting for each share of Knape & Vogt Common Stock and ten votes for every share of Knape & Vogt Class B Common Stock you own as of the close of business on the record date. There are 2,653,835 shares of Knape & Vogt Common Stock and 1,857,770 shares of Knape & Vogt Class B Common Stock entitled to vote at the Special Meeting.

Procedure for Voting. To vote you can (i) complete, sign and return the enclosed proxy cards; (ii) attend the Special Meeting and vote in person. If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker to vote your shares by following the instructions provided by your broker. Your broker will not vote your shares without instructions from you. Failure to instruct your broker to vote your shares will have the same effect as voting “against” approval of the merger and Agreement and Plan of Merger.

Required Vote. Approval of the merger agreement requires the affirmative vote of a majority of the votes of our Common Stock and Class B Common Stock voting as one class.

Recommendation to Shareholders (page 13). Our board of directors has determined that the Agreement and Plan of Merger and the merger are fair to and in the best interests of Knape & Vogt and our shareholders. Accordingly, our board of directors has approved the Agreement and Plan of Merger and the merger and recommends that you vote “FOR” the approval of the Agreement and Plan of Merger. Two members of the board of directors will directly benefit from the merger.

        The board of directors, in making its determination to approve and recommend the Agreement and Plan of Merger and related merger, has considered, among other factors, the special committee’s recommendation to the board that the Agreement and Plan of Merger and the merger be approved.

Officers and Directors. The directors of Slideco, Inc. immediately prior to the merger will be the directors of the surviving corporation. None of the directors of the surviving corporation are currently officers or directors of Knape & Vogt. The officers of the surviving corporation will be the same as Knape & Vogt’s existing officers except those officers who are directors of our company and there will be a new chief executive officer, Peter Martin, selected by Wind Point.

Reasons for the Merger. In the course of reaching a decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the Merger Agreement, our board of directors considered a number of factors in its deliberations, including many relating to our prospects as an independent company, both as a business and as a public company, our shareholders’ future prospects as holders of thinly traded stock and questions regarding the value of our company. Those factors are described in detail below in this proxy statement.

Opinion of W. Y. Campbell & Company (page 15). Our board of directors engaged W. Y. Campbell & Company to render an opinion to the board as to the fairness from a financial point of view to the holders of our Common Stock and Class B Common Stock of the merger consideration to be received by such holders pursuant to the Agreement and Plan of Merger. W. Y. Campbell & Company did act as the sole financial advisor to Knape & Vogt with respect to the merger, and will receive aggregate fees of $1,112,605 for such services, all of which is contingent upon successful completion of the merger, except for a guaranteed minimum fee of $100,000, plus out-of-pocket expenses.

6

        At the February 8, 2006 meeting of the special committee of the board of directors, W. Y. Campbell & Company rendered to the special committee its draft opinion as investment bankers to the effect that, as of February 7, 2006, and based upon and subject to the factors and assumptions set forth in its opinion, the per share merger consideration of $19.00 in cash to be received by holders of our Common Stock and Class B Common Stock pursuant to the Agreement and Plan of Merger was fair from a financial point of view to such holders. W. Y. Campbell & Company confirmed its draft opinion by rendering to our board of directors its written opinion dated February 9, 2006, at the February 9, 2006 meeting of our board of directors. Following delivery of the initial opinion and as a result of differences between our financial results for the fiscal quarter ended April 1, 2006, and the projections W. Y. Campbell & Company had relied upon in issuing its initial opinion, we requested that W. Y. Campbell & Company issue an updated fairness opinion taking into account these differences. W. Y. Campbell & Company agreed and issued an updated fairness opinion on May 22, 2006.

        The full text of the W. Y. Campbell & Company updated opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by W. Y. Campbell & Company in connection with its opinion, is attached as Exhibit C to this proxy statement. Holders of our Common Stock and Class B Common Stock are urged to, and should, read this opinion carefully and in its entirety. Any summary of this opinion set forth in this document does not constitute an opinion.

The Merger Agreement (page 26).

Limitation on Considering other Takeover Proposals. While the merger is pending, we have agreed not to solicit, initiate or knowingly encourage any inquiry or making of a proposal for a business combination or similar transaction with another party; not to furnish another party with any non-public information regarding us or our subsidiaries in connection with any business combination or similar transactions; not to engage in discussions or negotiations with another party regarding a business combination or similar transaction; not to approve, endorse or recommend any other business combination or similar transaction, except under specified circumstances set forth in the Agreement and Plan of Merger.

Conditions to Merger. The obligations of both Knape & Vogt and Wind Point to complete the merger are subject to satisfaction or waiver of the condition set forth in the Agreement and Plan of Merger. Any condition may be waived by the party in whose favor the conditions exists.

      Among other conditions is that the financing for Wind Point shall close in accordance with Wind Point’s commitments. Wind Point, or its affiliates have received signed financing commitment letters from CIT Lending Services, Inc. and CIT Capital Securities LLC (collectively “CIT”) to provide a senior secured credit facility and from Wind Point or one of its affiliates to provide subordinated debt financing, such financings aggregating 79% of the Company's total capitalization. Wind Point has binding commitments from its partners to contribute cash to the capital of Wind Point to provide the remaining funds necessary to consummate the merger.

Termination of the Agreement and Plan of Merger. Knape & Vogt and Wind Point can terminate the Agreement and Plan of Merger under the circumstances set forth in the Agreement and Plan of Merger.

Effect of Termination.In the event of a termination of the Agreement and Plan of Merger and except as provided in the Agreement and Plan of Merger, the Agreement and Plan of Merger will become void and of no effect with no liability on the part of any party except no such termination will relieve any party of any liability or damages resulting from any willful or intentional breach of the Agreement and Plan of Merger.

Termination Fee. Upon termination of the Agreement and Plan of Merger for certain reasons, we may be required to pay Wind Point a termination fee of $3,000,000 or reimburse Wind Point for its costs, not to exceed $2,000,000.

Regulatory Matters (page 24). Under the provisions of the HSR Act, the merger may not be completed until we and Wind Point have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. We and Wind Point filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on May 17, 2006. The applicable waiting period has expired.

7

Knape & Vogt Options (page 24). Immediately prior to the merger, each stock option shall be converted into the right to receive, upon exercise thereof and the payment of the exercise price, an amount of cash equal to $19.00 multiplied by each share of Common Stock subject to the portion of the option exercised. Each option so converted and not exercised prior to the merger shall be cancelled, and since any such cancelled option will have an exercise price per share less than $19.00, such option will entitle the holder to receive, as soon as reasonably practicable after completion of the merger, an amount in cash equal to the product of (i) the total number of shares subject to the option multiplied by (ii) $19.00 minus the exercise price per share under such option, less applicable taxes required to be withheld with respect to such payment.

Interests of Certain Persons in the Merger (page 22). Our directors and executive officers have interests in the merger that may be in addition to, or different from, the interests of our shareholders. For example, if the merger is completed: (i) William R. Dutmers will receive a consulting agreement with Wind Point; (ii) all outstanding stock options held by officers and directors will be cashed out since they all have an exercise price of less than $19.00; (iii) certain indemnification arrangements for our current and former directors and officers will be continued; (iv) certain of our officers including William R. Dutmers and Robert Knape, who are also directors, have management continuity agreements which provide for lump sum payments that will be triggered by the merger; and (vi) William R. Dutmers was offered the opportunity to invest in the surviving corporation, but declined to avoid receiving different treatment than other shareholders.

8

THE SPECIAL MEETING OF KNAPE & VOGT SHAREHOLDERS

        We are furnishing this proxy statement to you, as a shareholder of Knape & Vogt, as part of the solicitation of proxies by our board for use at the Special Meeting of shareholders.

Date, Time, Place and Purpose of the Special Meeting

        The Special Meeting will be held at the offices of Varnum, Riddering, Schmidt & Howlett LLP, located at 333 Bridge Street, N.W., Suite 1700, Grand Rapids, Michigan 49504, on July 26, 2006, at 8 a.m., local time. The purpose of the Special Meeting is:

•	to consider and vote on the proposal to approve the merger and the Agreement and Plan of Merger, dated as of February 9, 2006, by and among Wind Point, Slideco, Inc., and Knape & Vogt which, if approved, will entitle all shareholders to receive $19.00 in cash, without interest, for each share of Common Stock or Class B Common Stock held;
•	to consider and vote upon a proposal to grant the persons named as proxies the discretionary authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies, or for any other reason proposed by our board of directors; and
•	to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        Our board has determined that the Agreement and Plan of Merger and the merger are advisable and in the best interests of Knape & Vogt and our shareholders, and has approved the Agreement and Plan of Merger and the merger. Our board recommends that our shareholders vote “FOR” approval of the merger and the Agreement and Plan of Merger. Two members of our board of directors will directly benefit from the merger.

Record Date; Stock Entitled to Vote; Quorum

        The holders of record shares of our Common Stock and Class B Common Stock as of the close of business on June 21, 2006, which is the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting.

        On the record date, there were approximately 2,653,835 shares of our Common Stock and 1,857,770 shares of our Class B Common Stock outstanding held by approximately 3,000 shareholders of record. The presence in person or by proxy of the holders entitled to cast a majority of the total votes of Common Stock and Class B Common Stock as of the record date is required at the Special Meeting to constitute a quorum to transact business at the Special Meeting. Each holder of our Common Stock is entitled to one vote per share and each holder of our Class B Common Stock is entitled to ten votes per share. Both abstentions and broker “non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the Special Meeting, we currently expect that we will adjourn or postpone the meeting to solicit additional proxies.

9

Vote Required

          Approval of the merger and the Agreement and Plan of Merger requires the affirmative vote of a majority of the votes of our Common Stock and our Class B Common Stock, voting as one class, outstanding on the record date and entitled to vote at the Special Meeting. Our board of directors recommends that you vote “FOR” the approval of the merger and the Agreement and Plan of Merger. It should be noted that two members of our board of directors will directly benefit from the merger.

        Each holder of our Common Stock is entitled to one vote per share and each holder of our Class B Common Stock is entitled to ten votes per share. Failure to vote your proxy (by returning a properly executed proxy card) or to vote in person will have the same effect as a vote “AGAINST” approval of the Agreement and Plan of Merger.

        Brokers or other nominees who hold shares of our Common Stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares of our Common Stock will not be counted as votes cast or shares voting and will have the same effect as votes “AGAINST” approval of the merger and the Agreement and Plan of Merger.

Voting

        Shareholders may vote their shares by attending the Special Meeting and voting their shares of our Common Stock and Class B Common Stock in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. All shares of our Common Stock or Class B Common Stock represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holder. If a proxy card is signed by a shareholder and returned without instructions, the shares of our Common Stock or Class B Common Stock represented by the proxy will be voted “FOR” approval of the merger and the Agreement and Plan of Merger.

          Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact our Treasurer, at (616) 459-3311, ext. 225.

        Shareholders who hold their shares in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our Common Stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the Special Meeting.

Revocability of Proxy

        If you are a record holder of our Common Stock or Class B Common Stock, you can revoke your proxy at any time before it is voted at the Special Meeting by:

•	submitting another properly completed proxy bearing a later date;
•	giving written notice of revocation to any of the persons named as proxies or to the Treasurer of Knape & Vogt; or
•	voting in person at the Special Meeting. Your attendance alone, however, will not revoke your proxy and if you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

10

        If your shares of our Common Stock are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy.

Solicitation of Proxies

        We will initially seek proxies by mail. In addition, our directors, officers, and employees may also solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees or other fiduciaries that may mail materials to or otherwise communicate with beneficial owners of shares held by them. We will reimburse banks, brokers, nominees, custodians, and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of our shares. We have also engaged Morrow & Co. at an estimated cost of $4,500, plus out-of-pocket expenses to assist in solicitation of proxies. We have also agreed to indemnify Morrow & Co. against certain liabilities and claims incurred in connection with services on our behalf.

Other Business

        We are not currently aware of any business to be acted upon at the Special Meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the Special Meeting is limited to matters relating to the purposes stated in the notice of Special Meeting, which is provided at the beginning of this proxy statement, unless otherwise properly brought by our board or a shareholder.

THE MERGER

         This discussion of the merger is qualified by reference to the Agreement and Plan of Merger, which is attached to this proxy statement as Exhibit A. You should read the entire Agreement and Plan of Merger carefully as it is the legal document that governs the merger.

Background of the Merger

        From time to time our board of directors has reviewed and assessed various strategic alternatives for Knape & Vogt, including, among others, remaining an independent public company, acquiring other businesses or assets and engaging in a business combination transaction with a potential acquiror. In the spring of 2005, we retained W. Y. Campbell & Company to act as a financial advisor in evaluating strategic alternatives, including a possible sale of our company. Our board of directors determined to review strategic alternatives for numerous reasons, including the competitive dynamics of the industry in which we operate, specifically that the industry continues to become commoditized, with the continuing emergence of low-cost Asian manufacturers causing competition to be based primarily on price rather than on quality, as well as the pricing pressures imposed by our "big box" discount retail customers; the difficulties inherent in growing our business, whether through acquisitions or otherwise; the trading prices of, relative illiquidity in and lack of research analyst interest in our Common Stock; and the continuing compliance costs associated with being a public company. For further information, see "Reasons for the Merger and Recommendation of Our Board of Directors." In connection with such evaluation, the board of directors formed a special committee of the board to assist it in pursuing such strategic alternatives, including a possible sale. The special committee consists of three members, Greg Lambert, John E. Fallon, and Christopher Norman, who are all independent directors. The special committee first met in August of 2005 to review its role and to consider the process involved in pursuing strategic alternatives. At its August 24, 2005 meeting, the special committee received an overview of the process from W. Y. Campbell & Company. W. Y. Campbell & Company informed the special committee that it had contacted over 175 potential parties which it selected as potential purchasers either because they operated in similar markets or channels of distribution or because they had an interest in acquiring manufacturing companies of our size. W. Y. Campbell distributed offering memoranda to over 110 parties who responded to the initial contact, and received 15 expressions of interest. The offering memorandum presented was a 69 page document including a detailed description of Knape & Vogt, its products and markets, its financial performance and its prospects. Our management made presentations to five of the companies (not including Wind Point) who had expessed interest with a valuation range with a top end which exceeded $19.00 per share. The management presentations expanded on the information in the offering memoranda and provided management’s view of Knape & Vogt’s future prospects. At the August 2005 special committee meeting, W. Y. Campbell & Company also described in detail two potentially interested parties and the preliminary nature of their indications of interest.

11

        The special committee next met in September of 2005 to receive updates with respect to the process of our company’s pursuing strategic alternatives, including a possible sale. In its September 29, 2005 meeting, the special committee received a general summary of the process from W. Y. Campbell & Company. W. Y. Campbell & Company again discussed the number of parties contacted and the process followed, including the indications of interest received. The summary provided by W. Y. Campbell & Company included the reasons why certain parties declined to proceed with the process, which were primarily because our company operates in three disparate industries, the prospective purchasers’ concerns over profitability of various product lines, the prospective purchasers’ fear of the new lower priced Asian competitors, and the prospective purchasers’ concerns about the cyclicality of our end markets and their perception that we are at a cycle peak. Management presentations to interested parties were noted. W. Y. Campbell & Company then discussed in detail one particular indication of interest received from a third party at a price of $20.41 per share. Legal counsel also discussed the legal aspects of this indication of interest. After a lengthy discussion, the special committee unanimously determined to continue discussions with the third party. On September 29, 2005, our board of directors unanimously determined to proceed with discussions and due diligence with the third party.

        Shortly after this special committee meeting, on October 13, 2005, we publicly announced the exploration of strategic alternatives, including a possible sale. The special committee next met in November of 2005 to receive additional updates with respect to the process, especially as related to the one particular indication of interest from the third party. This meeting also allowed the special committee to provide input with respect to the process. At the special committee's November 10, 2005 meeting, W. Y. Campbell & Company indicated that on November 3, 2005, after the third party had completed its initial due diligence, and had lowered its proposal to $16.00 per share, giving as its reason its lack of confidence in our business prospects. At that time, the special committee, after discussions with W. Y. Campbell & Company, determined that the reduced purchase price of $16.00 per share was not acceptable. W. Y. Campbell & Company and the special committee also discussed the appropriate next steps.

        On approximately November 11, 2005, W. Y. Campbell & Company was approached by Wind Point, which had not initially responded with an indication of interest. Discussions subsequently commenced between Wind Point and our management. Wind Point gave a verbal expression of interest at a price range of up to $21.00 per share. After its initial due diligence, Wind Point made a proposal to acquire the company for $19.00 per share and explained the reasons why the price was at the low end of its range was concern about increased competition from lower priced Asian products, the commodity nature of our products and the lack of growth opportunities in the existing markets. No other offers were received to acquire Knape & Vogt. On January 6, 2006, the company entered into a letter of intent and an exclusivity agreement with Wind Point to induce Wind Point to make the necessary expenditures to perform additional due diligence. Wind Point stated, and our management believed, that without exclusivity Wind Point would not have proceeded with the transaction. Between January 6, 2006, and February 8, 2006, Mr. Dutmers, our chairman and chief executive officer, with representatives of our outside legal counsel, Varnum, Riddering, Schmidt & Howlett LLP (“Varnum”) and representatives of W. Y. Campbell & Company negotiated the terms and conditions of the Agreement and Plan of Merger with representatives of Wind Point and its counsel, Dickinson, Wright PLLC.

        The entire board of directors received an update on the process at its regular January 20, 2006 meeting, including status of discussions with Wind Point.

        The special committee met on February 8, 2006, and reviewed the proposed Agreement and Plan of Merger. At that meeting it unanimously recommended the merger be considered by the entire board of directors. In addition, it recommended the merger be approved by the entire board of directors, with one member of the special committee abstaining from such recommendation. At that time, the abstaining member indicated he had not completed his review of the proposed merger and had not yet determined how he would vote. Subsequently, after further discussions with management regarding the proposed transaction, that director voted for approval of the Agreement and Plan of Merger at the February 9, 2006 meeting of our board of directors. At its February 8, 2006 meeting, the special committee received an analysis of the financial terms and a draft fairness opinion from W. Y. Campbell & Company, indicating that $19.00 per share to be received by our shareholders in the merger was fair from a financial point of view to our shareholders.

12

        On February 9, 2006, our board of directors held a Special Meeting to discuss the proposed merger. At this board meeting W.  Y. Campbell & Company provided an update on the overall process and the proposed transaction with Wind Point. The board of directors received a summary time line, which placed the process into context. W. Y. Campbell & Company represented to our board of directors that it had contacted over 175 parties, distributed over 110 offering memoranda, and discussed the parties who indicated interest and those who did not. Specifically, W. Y. Campbell & Company broke down the indications of interest, of which there were 15, into tiers noting strategic purchasers (potential buyers who were in related industries and who might have operational synergies with us) and financial purchasers (potential buyers, including Wind Point, who had no existing operations but were interested in purchasing for our financial returns). W. Y. Campbell & Company also discussed the management presentations that were held and a number of reasons given by prospective purchasers for not being interested or reducing their original valuations, many of which were considered by the special committee and our board of directors. Then, details with respect to the Wind Point transaction were discussed, including a stock premium analysis, valuation methodologies, a comparative transaction analysis, a leveraged buy-out analysis, and a discounted cash flow analysis. Based on what was described by W. Y. Campbell & Company as a very thorough marketing process, and the analysis discussed above, W. Y. Campbell & Company was able to deliver to our board of directors its fairness opinion dated February 9, 2006. Varnum also reviewed with the directors their fiduciary duties in considering the proposed merger and reviewed in detail the terms of the Agreement and Plan of Merger. Following these presentations, the board of directors approved the merger and recommended that the shareholders do the same by a vote of 6 to 2, with Mr. Michael J. Kregor and Mr. Robert S. Knape voting against the merger. Although Messrs. Kregor and Knape did not state specific reasons when they voted against the merger, during board discussions they expressed views that the merger consideration was too low and that Knape & Vogt should be able to increase its sales and profitability and in the future achieve a trading price of its stock in excess of $19.00 per share.

Reasons for the Merger and Recommendation of Our Board of Directors

        In the course of reaching its decision to approve the Agreement and Plan of Merger and the merger, our board of directors consulted with senior management and our financial and legal advisors, and reviewed a significant amount of information and considered a number of factors which a majority of the directors felt supported the merger, including the following:

•	the value of the per share merger consideration to be received by our shareholders pursuant to the Agreement and Plan of Merger, as well as the fact that shareholders will receive the consideration in cash, which provides certainty of value to our shareholders;
•	the $19.00 per share to be paid as the per share merger consideration represents a 47% premium to the average share price of our Common Stock during the 30 days preceding our October 13, 2005 press release announcing that we were pursuing strategic alternatives, including a possible sale;
•	the analyses and presentation of our financial advisor, W. Y. Campbell & Company, and the opinion of W. Y. Campbell & Company, as investment bankers, to our board dated February 9, 2006, to the effect that, as of February 9, 2006, and based upon the factors and assumptions set forth in its opinion, the per share merger consideration of $19.00 in cash to be received by holders of our Common Stock and Class B Common Stock pursuant to the Agreement and Plan of Merger was fair from a financial point of view to such holders. We subsequently requested that W.Y. Campbell & Company reissue its opinion to reflect our management’s revised budget for the fiscal year ended June 30, 2006 and the revised forecast for the fiscal year ended July 1, 2007, which budget and forecast were not shared with Wind Point. W.Y. Campbell & Company reissued its opinion to our board of directors on May 22, 2006 to the effect that, as of May 22, 2006, and based upon the factors and assumptions set forth in its opinion, the per share merger consideration of $19.00 in cash to be received by holders of our Common Stock and Class B Common Stock pursuant to the Agreement and Plan of Merger was fair from a financial point of view to such holders. A copy of this reissued opinion is attached as Exhibit C to this proxy statement, and we urge you to read it carefully and in its entirety;

13

•	the then current financial market conditions, historical market prices, volatility and trading information with respect to our Common Stock, including (a) the possibility that if we remained as a publicly owned corporation, in the event of a decline in the market price of our Common Stock or the stock market in general, the price that might be received by holders of our Common Stock in the open market or in a future transaction might be less than the $19.00 per share cash price to be paid in the merger; and (b) the low levels of trading volume of our Common Stock and the possibility that given the limited trading volume, even if the price of the Common Stock were to reach or exceed $19.00 per share, only a limited number of shares might be able to be sold at that price;
•	historical and current information concerning our business, results of operations and financial position, technology, management and competitive position, and current industry, economic and market conditions, including our prospects if we were to remain an independent company, our business strategy, available sources of financing, and the limited ability to expand the business without incurring substantial debt;
•	the commodity nature of our business, the increased competition from low-cost Asian manufacturers and the increasing propensity of our customers to value lower price over higher quality;
•	the pricing pressures imposed by our “big box” discount retail customers with respect to the consumer segment of our business;
•	the lack of liquidity in our stock, as indicated by the limited public float, limited trading volume, lack of institutional ownership, and lack of analyst coverage, resulting because Knape & Vogt may be considered to be too small to be a viable publicly traded company; the limited ability to expand Knape & Vogt’s size except through acquisitions; the risks associated with acquisitions including the risk of not successfully integrating the acquired businesses (as occurred with acquisitions by Knape & Vogt in the early 1990‘s), the necessity to increase debt to fund the acquisitions, thereby creating a higher-leveraged, higher-risk company, and the possible need to reduce dividends to repay debt or to invest additional cash in the business; and the inability to use stock in acquisitions and thereby increase the public float, because of the lack of liquidity to the recipient and likely discount in value as a result;
•	the significant costs associated with remaining a publicly-held company, which have increased since the Sarbanes-Oxley Act was passed;
•	the terms and conditions of the Agreement and Plan of Merger, including:
•	the ability of our board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Wind Point of a termination fee or reimbursement of out-of-pocket expenses, to terminate the Agreement and Plan of Merger to accept a superior proposal;
•	our board’s belief that the maximum aggregate fees and expenses payable to Wind Point was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal;
•	the likelihood that the merger will be consummated in light of the conditions to Wind Point’s obligation to complete the merger and Wind Point’s financial capacity; and
•	the results of the extensive efforts by W. Y. Campbell & Company with respect to exploring strategic alternatives and seeking strategic and financial purchasers for our company and the comments made by prospective purchasers regarding their reasons for not offering to acquire us or to lower the price at which they would acquire us.

        In the course of its deliberations, our board of directors also considered a variety of risks and other countervailing factors, which a majority of our directors believed did not support the merger, including:

•	the risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect of business relationships;
•	the restrictions that the Agreement and Plan of Merger imposes on actively soliciting competing bids, and the fact that we would be obligated to pay a termination fee (and/or expense reimbursement) to Wind Point under certain circumstances; and
•	the interests of our officers and directors in the merger described under “Interests of Certain Persons in the Merger” (see page 22 of this proxy statement).

        The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but does set forth the principal factors considered by our board of directors. Our board of directors collectively reached the conclusion to approve the Agreement and Plan of Merger and the merger and recommend that our shareholders vote to approve the merger, in light of the various factors described above and other factors that each member of our board of directors in favor of the merger felt were appropriate. In view of the wide variety of factors considered by our board of directors in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determinations to whether any particular factor, or any aspect of any particular factor, was determinative of the ultimate decision of our board of directors. Rather, our board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

14

        After evaluating these factors and consulting with its legal counsel and its financial advisors, our board of directors determined that the merger and the Agreement and Plan of Merger was fair to and in the best interests of our shareholders. Accordingly, our board of directors has approved the Agreement and Plan of Merger and the merger by a vote of 6 to 2. Our board of directors recommends that you vote “FOR” the approval of the merger and the Agreement and Plan of Merger. It should be noted that two members of our board of directors will benefit directly from the merger.

Opinion of W. Y. Campbell & Company

        In the summer of 2005, our Knape & Vogt board of directors engaged W. Y. Campbell & Company to act as its financial advisor in connection with its consideration of strategic alternatives. Our board of directors selected W. Y. Campbell & Company to act as its financial advisor based on W. Y. Campbell & Company’s reputation as one of the premier specialty investment banking firms in North America and its history of completing approximately 400 transactions in the last seventeen years in varied industries and many in the same size range as Knape & Vogt, many being in the Midwest. Because our company operates three separate product lines with three different distribution channels, our board believed an investment banking firm with broad experience was necessary. Our board of directors and management also believed W. Y. Campbell & Company’s responsiveness and close working relationships with its clients distinguished it from other firms. Prior to this engagement neither our company nor any of our affiliates had any material relationship with W. Y. Campbell during the preceding two years.

        At a meeting of the special committee of our board of directors on February 8, 2006, and at a meeting of our board of directors on February 9, 2006 and based upon and subject to the assumptions, qualifications and limitations set forth therein, W. Y. Campbell & Company rendered its oral opinion (which was subsequently confirmed in writing) (which updated opinion is attached as Exhibit C) that the consideration to be received by the holders of Knape & Vogt Common Stock and Class B Common Stock pursuant to the Agreement and Plan of Merger was fair from a financial point of view to such holders. Following delivery of the initial opinion and as a result of differences between our financial results for the fiscal quarter ended April 1, 2006, and the projections W. Y. Campbell & Company had relied upon in issuing its initial opinion, we requested that W. Y. Campbell & Company issue an updated fairness opinion taking into account these differences. W. Y. Campbell & Company agreed and issued an updated fairness opinion on May 22, 2006. The updated opinion was based upon revised projections developed by W. Y. Campbell & Company after receiving from Knape & Vogt financial statements of Knape & Vogt through April 1, 2006, and upon projections of Knape & Vogt revised to include the performance of Knape & Vogt through April 1, 2006. These projections were our management’s revised budget for our fiscal year ended July 1, 2006, and revised forecast for our fiscal year ended June 30, 2007. W. Y. Campbell & Company acted as the sole financial advisor to Knape & Vogt in connection with the merger and to render this opinion. W. Y. Campbell & Company will receive fees for such services of $1,112,605, all of which is contingent upon successful completion of the merger, except for a guaranteed minimum fee of $100,000 plus out-of-pocket expenses.

        The full text of the W. Y. Campbell Company opinion, dated May 22, 2006, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by W. Y. Campbell & Company in connection with its opinion, is attached as Exhibit C to this proxy statement. Holders of Knape & Vogt Common Stock and Class B Common Stock are urged to, and should, read this opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of such opinion, and no summary provided in this document shall constitute an opinion.

        W. Y. Campbell & Company’s opinion was prepared at the request and for the benefit and use of the Knape & Vogt board of directors in evaluating the fairness from a financial point of view of the per share merger consideration to the holders of Knape & Vogt Common Stock and Class B Common Stock. Knape & Vogt provided no instructions to or limitations upon W. Y. Campbell in rendering its fairness opinion. W. Y. Campbell & Company’s opinion does not constitute a recommendation as to any action the Knape & Vogt board of directors or any Knape & Vogt shareholder should take in connection with the merger or any aspect thereof and is not a recommendation to any person on how such person should vote with respect to the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions as may be available to Knape & Vogt. W. Y. Campbell & Company is not an expert in, and its opinion did not address, any of the legal or tax aspects of the proposed transaction.

15

        For purposes of W. Y. Campbell & Company’s opinion, W. Y. Campbell & Company, among other things:

•	reviewed certain publicly available financial statements and other business information of Knape & Vogt and Wind Point;
•	reviewed certain internally generated information, historical and financial forecasts relating to the business, earnings, cash flow, assets, liabilities, and prospects for Knape & Vogt furnished by Knape & Vogt;
•	discussed with senior management of Knape & Vogt the information described above, as well as Knape & Vogt’s history, operations, historical financial performance, prospects, and strategies for growth;
•	visited Knape &Vogt’s headquarters and primary manufacturing facility located in Grand Rapids, Michigan, so as to provide W.Y. Campbell & Company with a better understanding of the nature of Knape & Vogt’s operations, business, assets and prospects, but not for the purpose of conducting an appraisal of the standalone value of, such facilities;
•	reviewed the reported prices and trading activity of the Common Stock of Knape & Vogt;
•	compared the financial performance of Knape & Vogt and the prices and trading activity of the Common Stock of Knape & Vogt with that of certain other publicly traded companies and their securities;
•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•	researched current industry conditions and trends concerning the valuation of recent mergers and acquisitions;
•	participated in certain discussions among representatives of Knape & Vogt, Wind Point, and certain other parties;
•	reviewed the proposed Agreement and Plan of Merger to be signed by Knape & Vogt and Wind Point; and
•	took into account such other matters as W. Y. Campbell & Company deemed appropriate, including low cost Asian competitors of our company, pricing pressures on our products, concerns about profitability of various product lines, concerns about cyclicality of our end markets and perceptions that we are at a cycle peak, and that our company manufactures three disparate types of products, each through a different distribution channel.

        In rendering its opinion, W. Y. Campbell & Company relied on and assumed the accuracy and completeness of all financial and other information supplied or otherwise made available to it by Knape & Vogt. W. Y. Campbell & Company did not independently verify such information. W. Y. Campbell & Company did not assume any obligation to conduct, nor did it conduct, any physical inspection, examination or appraisal of the properties or facilities of Knape & Vogt. As it concerns financial forecasts, W. Y. Campbell & Company, without independent investigations and analysis, assumed that they were prepared in good faith and on reasonable bases. In addition, W. Y. Campbell & Company assumed that the transaction will be consummated substantially in accordance with the terms of the Agreement and Plan of Merger.

        W. Y. Campbell & Company’s opinion was based upon economic and market conditions and other circumstances as they existed, and the information made available to it, as of the date of such opinion.

        The following is a summary of the material financial and comparative analyses performed by W. Y. Campbell & Company in connection with its updated opinion dated May 22, 2006. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and therefore not readily susceptible to summary description. Although W. Y. Campbell & Company presented each method of financial analysis to the special committee and to our board of directors, W. Y. Campbell & Company considered all of its analyses as a whole and did not attribute any particular weight to any one of the analyses described below and made qualitative judgments as to the significance and relevance of each analysis and factor. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by W. Y. Campbell & Company, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of W. Y. Campbell & Company’s financial analyses. Considering the data set forth below in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of W. Y. Campbell & Company’s financial analyses.

16

        In its analyses, W. Y. Campbell & Company made numerous assumptions with respect to Knape & Vogt, the merger, industry performance, general business, economic, market and financial conditions and other maters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of Knape & Vogt are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

        In the various analyses performed, “EBITDA” refers to earnings before interest, taxes, depreciation and amortization, and “EBIT” refers to earnings before interest and taxes. “LTM” refers to the last 12 months. The operating results and the corresponding derived multiples and other financial metrics were based on Knape & Vogt’s LTM results from the most recent available publicly disclosed financial information as of March 31, 2006, and adjusted for certain non-recurring items.

         Transaction Overview. Based upon the merger consideration of $19.00 per share and given that there were approximately 2,607,294 million shares of Knape & Vogt Common Stock and 1,904,036 shares of Class B Common Stock outstanding as of March 31, 2006, W. Y. Campbell & Company noted that the merger consideration implied a net offer value of approximately $85.7 million, and a transaction value of approximately $104.9 million. The transaction value is derived after considering Knape & Vogt’s debt and certain expenses necessary to consummate the transaction.

        Public Market Prices and Premiums Paid. W. Y. Campbell & Company reviewed historical market prices and trading volume for Knape & Vogt’s publicly held Common Stock as of February 6, 2006, which date closely precedes Knape & Vogt's announcement of the transaction with Wind Point on February 10, 2006. The following tables display the implied percentage premium of the $19.00 per share merger consideration as compared to the average closing price per share of Knape & Vogt Common Stock over various periods and the range of premiums paid in other public company transactions. The period over the 30 days prior to October 13, 2005 is included because shortly before that date Knape & Vogt made an announcement that it was pursuing strategic alternatives, including a possible sale.

17

Period ending February 6, 2006	Average Closing Price Per Share	Implied Premium
Last 10 days	$15.94	19%
Last 30 days	$14.08	29%
Last 90 days	$14.41	32%
30 days prior to October 13, 2005	$12.95	47%
announcement
Last 180 days	$13.22	44%
52 week low	$10.77	76%

Current data as of February 6, 2006	Public Company Premiums	Knape & Vogt Premium
One day prior to	29.0%	18.2%
announcement
One week prior to	30.5%	18.8%
announcement
Four weeks prior to	34.3%	33.1%
announcement

        Comparable Transactions Analysis. W. Y. Campbell & Company also performed an analysis of selected recent change of control transactions that W. Y. Campbell & Company considered similar to the proposed transaction. This analysis was based on publicly available information. A comparable transaction analysis is based on the idea that the prices paid in comparable transactions provide a basis to estimate the value of a similar company. A comparable transaction analysis involves dividing the enterprise value paid in each comparable transaction by relevant operating measures (for example, revenues, EBITDA or EBIT) for the company that was acquired to determine valuation multiples from the transaction. The resulting range of multiples may then be compared to corresponding multiples for the target company, which are calculated based on the proposed transaction consideration.

        In total, W. Y. Campbell & Company examined 20 transactions that were chosen based on W. Y. Campbell & Company’s judgment that they were generally comparable, in whole or in part, to the proposed transaction, and because the company acquired in such transaction operated in a similar industry to Knape & Vogt or demonstrated other characteristics similar to those of Knape & Vogt, including size, product categories, distribution channels, margins or end markets served. W. Y. Campbell & Company did not disregard any transactions that it considered comparable; however, the selection of comparable transactions, as well as the selection of comparable companies for a comparable companies analysis, is not a mechanical process and is based uupon the exercise of professional judgment. As a result, comparable transaction analyses conducted by different investment bankint firms will not necessarily include the same comparable transactoins. The selected transactions were not intended to be representative of the entire range of possible transactions in the industry. The 20 transactions examined were (target/acquirer):

•	Home Products International / Triyar Capital
•	DMI Furniture / Flexsteel Industries
•	Lehigh Consumer Products / Jarden Corporation
•	Wetherlys Investment Holdings Ltd. / Ellerine Holdings BPK ltd
•	Diamond Brands Corp. / Jarden Corporation
•	Vest-Wood A/S / Door Holding (Axcel Industri Investor A/S)
•	Pulaski Furniture Corp. / Quad-C Management, Inc.
•	SMED International, Inc. / Haworth, Inc.
•	Gautier Finance SA / Investor Group
•	LADD Furniture, Inc. / La-Z-Boy, Inc.
•	O'Sullivan Industries Holdings, Inc. / Bruckmann, Rosser, Sherrill & Co. II, L.P.
•	Shelby Williams Industries, Inc. / Falcon Products, Inc.
•	Strafor-Facom SA / Fimalac SA
•	Knoll, Inc. / Warburg, Pincus Ventures, Inc.
•	Eclipse Blinds, PLC / Headlam Group PLC
•	Winsloew Furniture, Inc. / Investor Group
•	Interlake Corp. / GKN PLC

18

•	Nobo Group PLC / Acco UK Ltd.
•	Skane Cripen AB / Skanska AB
•	American Consumer Products, Inc. / Vista 2000, Inc.

W. Y. Campbell & Company reviewed the consideration paid in the selected comparable transactions in terms of the enterprise value of such transactions as a multiple of revenue, EBITDA and EBIT, based on the most recent publicly available information for the latest 12 months preceding each transaction date. W. Y. Campbell & Company then compared the multiples derived in this analysis with corresponding multiples for Knape & Vogt latest publicly reported 12-month period ending April 1, 2006. The multiples were based on the proposed $19.00 per share cash merger consideration to be received by Knape & Vogt shareholders and the transaction value is derived after considering Knape & Vogt’s debt and certain expenses necessary to consummate the transaction. Information regarding the range of multiples from W. Y. Campbell & Company’s analysis of comparable transactions and corresponding multiples for Knape & Vogt based on the proposed per share cash consideration is set forth in the following table:

	Comparable Transactions Multiple Range (LTM)			Knape & Vogt Multiple at $19.00 Per Share

Multiple	Low	Median	High	LTM

Enterprise Value / Revenue	0.4x	0.9x	1.8x	0.6x
Enterprise Value / EBITDA	5.1x	6.8x	8.6x	6.9x
Enterprise Value / EBIT	7.8x	8.9x	12.6x	9.1x

Although W. Y. Campbell & Company utilized the multiples implied by the selected transactions to derive the range of implied per share equity values for Knape & Vogt, none of these transactions or associated companies is identical to the transaction being considered by Knape & Vogt and as a result, a purely quantative comparable transaction analysis would not be particularly meaningful. Accordingly, any analysis of the selected comparable transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the transaction value of Knape & Vogt versus the transaction values of the companies in the selected comparable transactions.

        Comparable Public Company Analysis. W. Y. Campbell & Company performed a comparable public company analysis as part of its examination of the fairness of the merger consideration. A comparable public company analysis provides a method to estimate the value of a company based on the prices at which the common stock of other comparable companies trade in the market. A comparable public company analysis is based on the proposition that the enterprise value and the equity value of comparable companies is a useful way to estimate the value of a company. A comparable public company analysis involves dividing the enterprise value (the total shares of stock outstanding multiplied by the stock price per share plus all outstanding debt after giving consideration to other certain long term liabilities net of cash) or the equity value (total shares of stock outstanding multiplied by the stock price per share), as the case may be, of each comparable company by relevant operating measures (for example, revenues, EBITDA, or EBIT) of that company to determine valuation multiples for the comparable companies. The resulting range of multiples may then be compared to corresponding multiples for the target company, which are calculated based on the proposed transaction consideration.

        W. Y. Campbell & Company compared certain financial information of Knape & Vogt with publicly-available information of selected comparable public companies. The selected comparable companies were chosen because they operate in a similar industry to Knape & Vogt or they demonstrate certain characteristics similar to those of Knape & Vogt, including size, product categories, distribution channels and end markets served. Specifically, the comparable companies considered by W. Y. Campbell & Company for purposes of its analysis were American Standard Company, American Woodmark Company, CompX International, Emerson Electric, FKI, PLC, Fortune Brands, Herman Miller, HNI Corporation, Ingersoll Rand, Knoll, Inc., Legett & Platt, Masco Corporation, Newell Rubbermaid, Stanley Works, Steelcase, Inc., and Tupperware Corporation. For each of these selected comparable companies, W. Y. Campbell & Company derived and compared the following multiples for Knape & Vogt and the selected companies:

19

	Comparable Company Multiple Range (LTM)			Knape & Vogt Multiple at $19.00 Per Share

Multiple	Low	Median	High	LTM

Enterprise Value / Revenue	0.7x	1.3x	2.7x	0.6x
Enterprise Value / EBITDA	7.0x	10.5x	12.9x	6.9x
Enterprise Value / EBIT	10.0x	13.9x	23.7x	9.1x

        No company included in the group of selected companies is identical to Knape & Vogt, particularly since Knape & Vogt is comprised of three distinct product lines which, when combined, do not have a direct comparable company. In selecting and evaluating the comparable companies, W. Y. Campbell & Company made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Many of these matters are beyond the control of Knape & Vogt and W. Y. Campbell & Company. Because of the inherent differences between the business, operations, financial condition and prospects of Knape & Vogt and those of the selected comparable companies, W. Y. Campbell & Company believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

          Discounted Cash Flow Analysis. As an additional step in the valuation process, W. Y. Campbell & Company performed a discounted cash flow analysis to test the fairness of the merger consideration to be received by Knape & Vogt’s shareholders. A discounted cash flow analysis provides a method to estimate the value of a company based upon projected future cash to be generated by the company. A discounted cash flow analysis is based on the theory that the value of a company is equal to the amount of cash that it will generate in the future in excess of future expenses. In conducting a discounted cash flow analysis, the amounts of money that the company is projected to earn in the future (reflecting amounts in excess of projected future expenses) are added together. Projected excess cash is then reduced, or discounted, by applying a range of discount rates to reflect the fact that the money will be received in the future and is therefore less valuable from a current point of view and is subject to a degree of uncertainty. The amounts generated by this calculation are then added to a range of discounted projected terminal values for the company, which are estimates of the value of the company at the end of the period for which earnings projections are available and which have been similarly discounted using a range of discount rates. The group of sums of these numbers is the range of estimated values of the company and can be compared to the amount of consideration that will be paid in the proposed transaction. If the amount of consideration to be paid in the proposed transaction is within or greater than the range of numbers calculated in the discounted cash flow analysis, this analysis would support a conclusion that the consideration in the proposed transaction is fair to the unaffiliated stockholders.

        W. Y. Campbell & Company utilized the forecast for fiscal years 2006 and 2007 provided by the Company as well as projections prepared by W. Y. Campbell & Company for years 2008 through 2010 to perform a discounted cash flow analysis of Knape & Vogt’s projected future cash flows for the fiscal years 2007 through 2010. W. Y. Campbell & Company’s projections were based on assumptions considered appropriate by W. Y. Campbell & Company, including:

•	annual net sales growth of 4.5%;

•	gross margin increasing modestly from 20.2% in 2006 to 22.4% in 2010 reflecting the increase in sales and the leverage of certain fixed operating costs;

•	selling, general and administrative expense growth of 2.25% annually;

•	depreciation and amortization consistent with 2006 estimates of $4.9 million;

20

•	capital expenditures held constant at $3.0 million per year; and

•	working capital held constant at 15.1% of net sales.

        Using discounted cash flow methodology, W. Y. Campbell & Company calculated the present values of the projected cash flows for Knape & Vogt. W. Y. Campbell & Company aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. In this analysis W. Y. Campbell & Company also calculated an implied range of terminal values for Knape & Vogt using a range of perpetuity growth rates for free cash flows from 3.0% to 5.0% and a range of discount rates from 14.0% to 16.0%. The discounted cash flow analysis conducted by W. Y. Campbell & Company, after subtracting Knape & Vogt’s net debt at April 1, 2006, produced implied per share equity values for Knape & Vogt as follows:

Discount Rate	2010 Terminal Growth Rate	Implied Per Share Equity Value Range
14% - 16%	3% - 5%	$14.26 - $21.90

        Leveraged Buyout Analysis . W. Y. Campbell & Company also utilized a leveraged buyout analysis as part of its assessment of the fairness of the merger consideration. A leveraged buyout analysis is a means of estimating the value of a company based on how much a financial buyer would be willing to pay for the company in a transaction in which a majority of the purchase price is borrowed. A leveraged buyout analysis is based on the theory that a company’s value equals the amount a potential purchaser would be willing to pay to acquire control of it. A number of assumptions underlie a leveraged buyout analysis, including assumptions as to the amount of profits, or return, the financial buyer would expect to receive from its ownership of the company (calculated as a percentage of the amount of money the financial buyer would be required to invest in the transaction), the amount of time the financial buyer would be willing to own the company before selling it to lock in the buyer’s profits, and the amount of money that the financial buyer could borrow (in reliance on the credit of the company) in order to fund a portion of the purchase price in the theoretical leveraged buyout. In conducting a leveraged buyout analysis, the return that the financial buyer would receive from the transaction is estimated based on the company’s projections of future profits and amounts of money that its business will generate and the estimated sales price when the financial buyer sells the business in the future. Based on the amount of profits that the financial buyer would receive from the transaction and the amount of the purchase price that the financial buyer could borrow (as opposed to paying from his or her own funds), this analysis calculates the maximum price that the financial buyer would be able to pay for the company and still receive its expected return. The maximum price represents an estimate of the value of the company that can be compared to the amount of consideration to be paid in the proposed transaction.

        W. Y. Campbell & Company prepared a leveraged buyout analysis that was based upon the revised forecast for 2006 and 2007 provided by the Company as well as projections for 2008-2010 prepared by W. Y. Campbell & Company and assumed a hypothetical transaction date of April 1, 2006. In this analysis, W. Y. Campbell & Company assumed the following for 2008 through 2010:

•	annual net sales growth of 4.5%;
•	gross margin increasing modestly from 20.2 in 2006 to 22.4% in 2010 reflecting the increase in sales and the leverage of certain fixed operating costs;
•	selling, general and administrative expense growth of 2.25% annually;
•	depreciation and amortization consistent with 2006 estimates of $4.9 million;
•	capital expenditures held constant at $3.0 million per year; and
•	working capital held constant at 15.1% of net sales.

        After making certain assumptions with regards to capital structure, transaction expense and required rates of return, this analysis produced implied per share equity values for Knape & Vogt as follows:

21

Equity IRR	Subordinated Debt IRR	2010 Exit Multiple	Total Debt/LTM EBITDA at close	Implied Per Share Equity Value Range
20% - 30%	14% - 16%	6.5x - 7.5x	4.0x - 5.0x	$15.20 - $22.75

        The preparation of a fairness opinion is a complex process and, consequently, a fairness opinion is not susceptible to partial analysis or easily summarized. W. Y. Campbell & Company believes that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its opinion. In addition, W. Y. Campbell & Company may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of considerations resulting from any particular analysis described above should not be taken to be W. Y. Campbell & Company’s view of the actual value of the transaction. In performing its analyses, W. Y. Campbell & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these matters are beyond the control of Knape & Vogt and W. Y. Campbell & Company and any estimates contained in W. Y. Campbell & Company’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        W. Y. Campbell & Company conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view to the holders of Knape & Vogt Common Stock and Class B Common Stock of the per share merger consideration to be received by such holders pursuant to the Agreement and Plan of Merger, and the delivery of its opinion to the Knape & Vogt board of directors. The type and amount of merger consideration was determined through arm’s-length negotiations between Knape & Vogt and Wind Point and were approved by each of Knape & Vogt’s and Wind Point’s governing bodies. W. Y. Campbell & Company did not recommend any specific consideration to Knape & Vogt or that any specific amount of consideration constituted the only appropriate consideration.

        Pursuant to an engagement letter between Knape & Vogt and W. Y. Campbell & Company dated May 12, 2005, Knape & Vogt agreed to pay W. Y. Campbell & Company a fee in an amount of $1,112,605 payable upon completion of the merger, all but $100,000 of which is contingent upon successful consummation of the merger, and to reimburse W. Y. Campbell & Company for all of its reasonable out-of-pocket expenses incurred in connection with its engagement, including the fees and disbursements of its counsel. Knape & Vogt also has agreed to indemnify W. Y. Campbell & Company and its affiliates and their respective directors, officers, agents and employees against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of W. Y. Campbell & Company’s engagement.

Delisting and Deregistration of Knape & Vogt Common Stock

        If the merger is completed, our common stock will be delisted from The Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, and we will no longer file periodic reports with the SEC.

Interests of Certain Persons in the Merger

          In considering the recommendation of our board with respect to the Agreement and Plan of Merger, holders of shares of our Common Stock and Class B Common Stock should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our shareholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve the Agreement and Plan of Merger and to recommend that our shareholders vote in favor of approving the Agreement and Plan of Merger.

22

        Two directors, William R. Dutmers and Robert S. Knape, benefit from the merger in addition to the benefit to our shareholders generally. Their benefits are outlined in detail below. The total compensatory payments and benefits to Mr. Dutmers are approximately $2,006,160, consisting of a lump sum severance payment and four years of payments and benefits for four years of consulting and a covenant not to compete. The total compensation and benefits to Robert S. Knape are approximately $203,850, consisting of a lump sum payment under his Management Continuity agreement and the cash payment for outstanding options. The total compensation and benefits to these two directors as described above and the other officers and key employees under Management Continuity Agreements described below is $3,862,249.

        New Consulting Agreement for William R. Dutmers

        William R. Dutmer’s employment with the surviving corporation will be terminated on the later of the closing or July 2, 2006. Wind Point considered it important that Mr. William R. Dutmers be available to Wind Point for a period of time after the merger. In addition, Wind Point considered it important that Mr. Dutmers not compete with Wind Point after the merger and after Mr. Dutmers is no longer providing services to the surviving corporation. Accordingly, Wind Point has approved Knape & Vogt entering into a consulting agreement with Mr. Dutmers, effective the later of the closing date of the merger or July 2, 2006, under which he will agree to provide consulting services to the Company for four years, including 100 days of consulting during the first year, declining to 5 days in the fourth year and in which he will agree not to compete with the successor company for a period of four years. As payment for the consulting and non-competition Mr. Dutmers will be paid $247,955.75 per year for four years. In addition, the surviving company will provide health and dental insurance benefits to Mr. Dutmers and his family, an automobile, a cellular telephone and a blackberry, together with service for both of them during the four-year term of the agreement. In addition, Mr. Dutmers will be transferred ownership of two laptop computers. Mr. Dutmers has an existing employment agreement and an existing management continuity agreement each of which provides for continuing compensation after termination of employment or after a change of control. Interaction of the two of those agreements, combined with a limitation on the amount which may be paid under either or both agreements, results in Mr. Dutmers’ receiving payments substantially less than the aggregate payments otherwise due under both agreements. In full satisfaction of Knape & Vog's obligations under both agreements, the consulting agreement also provides that Mr. Dutmers will be paid a lump sum amount of $883,473.00 immediately after closing of the merger. The total of that amount and the other amounts paid to Mr. Dutmers under the consulting agreement is approximately equal to the total payments he would have received under both existing agreements if there were no limitations of payment.

        Management Continuity Agreements

        Effective June 30, 2005, we executed Management Continuity Agreements with William R. Dutmers, Daniel Pickett, John J. Master, Leslie J. Cummings, Robert S. Knape, all of whom are officers of our company, and Timothy S. Graber. Mr. Dutmers and Mr. Knape are directors of Knape & Vogt. The agreements will remain in effect through the third anniversary of the date that they were signed. If a change in control occurs while such individuals are employed by us, those individuals will each receive a lump sum cash amount equal to annual base salary multiplied by two, along with an amount equal to a one year on-target annual bonus under our Annual Incentive Plan. In addition, effective February 7, 2006, we executed Continuity Agreements with Penny Streling, Jennifer Abramowski and Ken Syrba. The agreements will remain in effect through the six month anniversary of the date that they were signed. If a change in control occurs while such individuals are employed by us, those individuals will each receive a lump sum payment of one year’s base salary. The lump sum payments under these agreements will be triggered by the merger. William R. Dutmers also has in place an agreement that provides for the continuation of his salary and fringe benefits for a period of two years if Mr. Dutmers is terminated other than for just cause. The agreements provide that the payments under the agreements may not exceed 2.99 times the officer’s “base amount” as defined in Section 280G of the Internal Revenue Code. The amounts which will be paid to each person under the Management Continuity Agreements are:

Daniel Pickett John J. Master Leslie J. Cummings Robert S. Knape	$441,090 $397,600 $341,472 $202,500	Timothy S. Graber Penny Streling Jennifer Abramowski Ken Syrba	$242,453 $60,000 $82,500 $87,125

23

        Stock Options

        Immediately prior to the merger, each stock option shall be converted into the right to receive, upon exercise thereof and the payment of the exercise price, an amount of cash equal to $19.00 multiplied by each share of Common Stock subject to the portion of the option exercised. Each option so converted and not exercised shall be cancelled and since all outstanding options have an exercise price per share less than $19.00, such cancelled options will entitle the holder to receive an amount in cash equal to the product of (i) the total number of shares subject to the option multiplied by (ii) $19.00 minus the exercise price per share under such option, in each case less applicable taxes required to be withheld with respect to such payment.

        The following table sets forth with respect to the directors, executive officers, officers, and the beneficial owner of 5% or more of our outstanding Common Stock and Class B Common Stock (i) the number of options to purchase shares of our Common Stock outstanding, (ii) the weighted average exercise price per share of such options, and (iii) the approximate aggregate value of such stock options to be paid upon completion of the merger (before deduction for applicable withholding taxes).

Name of Director, Officer or Beneficial Owner	Stock Options	Weighted Average Exercise Price	Approximate Aggregate Value
Robert J. Knape	275	$14.09	$1,350.25

        Indemnification of Officers and Directors

        Wind Point has agreed that certain provisions of the restated articles of incorporation and the bylaws of Knape & Vogt relating to indemnification, advancement of expenses and exculpation shall be incorporated into the articles of incorporation and bylaws of the surviving corporation in the merger and will not be amended, repealed, or modified for a period of thirty-nine (39) months after the merger.

        In addition, Wind Point has agreed to maintain Knape & Vogt’s directors’ and officers’ liability insurance coverage (or other coverage and amount on no less favorable terms than those policies in place on December 31, 2005) for a period of thirty-nine (39) months after the merger.

REGULATORY MATTERS

Federal or State Regulatory Filings Required in Connection with the Merger

        Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the review agency grants “early termination” of the waiting period, or it may be lengthened if the review agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and Wind Point filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on May 17, 2006. The applicable waiting period has expired.

24

Anti-Takeover Considerations

        The Michigan Business Corporation Act (the “MBCA”) contains anti-takeover provisions that prevent a person from engaging in specified transactions with us or from taking specific actions after that person has acquired a significant portion of our shares. These protections fall into two categories: the business combination statute, which regulates specified types of transactions with interested shareholders; and the control share statute, which regulates the voting power of shares held by specified large shareholders. Because Wind Point does not own any of our shares of Common Stock or Class B Common Stock, these business combination statutes are not applicable to the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following describes generally the material United States federal income tax consequences of the receipt of cash to U.S. holders (i.e., an individual citizen or resident of the United States or a domestic corporation) of our Common Stock or Class B Common Stock pursuant to the merger. The summary is based on the Internal Revenue Code of 1986, as amended (the ” Code “), applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect, and to differing interpretation. This discussion assumes that U.S. holders hold the shares of our Common Stock and Class B Common Stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to holders in light of their particular circumstances, or that may apply to holders that are subject to special treatment under the United States federal income tax laws (including, for example, persons who are not U.S. holders, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass-through entities and persons holding our Common Stock or Class B Common Stock through a partnership or other pass-through entity, United States expatriates, U.S. holders who hold shares of our stock as part of a hedge, straddle, constructive sale or conversion transaction, who are subject to the alternative minimum tax or who acquired our Common Stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or federal laws other than United States federal income tax laws that may be applicable to one of our shareholders.

        If a partnership holds our Common Stock or Class B Common Stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a U.S. holder that is a partner in a partnership holding our Common Stock or Class B Common Stock, you should consult your tax advisor.

          We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for our Common Stock or Class B Common Stock pursuant to the merger, especially with respect to alternative minimum tax.

The Merger

        The receipt of cash in the merger by U.S. holders of our Common Stock or Class B Common Stock will be a taxable transaction for United States federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign and other tax laws). In general, for United States federal income tax purposes, a U.S. holder of shares of our Common Stock or Class B Common Stock will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash received in exchange for such shares and (ii) the holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period of the shares of our Common Stock or Class B Common Stock is more than one year at the time the merger is completed. Long-term gains recognized by U.S. holders that are not corporations generally will be subject to a maximum U.S. federal income tax rate of 15% (subject to application of the alternative minimum tax). The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of our stock at different times or different prices, such holder must determine its tax basis and holding period separately with respect to each block of our stock.

25

Backup Withholding

                 Under the Code’s backup withholding rules, unless an exemption applies, the surviving corporation generally is required to and will withhold 28% of all payments to which a shareholder or other payee is entitled in the merger, unless the shareholder or other payee (i) is a corporation or comes within other exempt categories and demonstrates this fact or (ii) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders), certifies under penalties of perjury that the number is correct (or properly certifies that it is awaiting a taxpayer identification number), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each shareholder of ours and, if applicable, each other payee, should complete, sign and return to the paying agent for the merger the substitute Form W-9 that each shareholder of ours will receive with the letter of transmittal following completion of the merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. The exceptions provide that certain shareholders of ours (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed Form W–8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.” Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be refunded or credited against a holder’s United States federal income tax liability, if any, provided that the required information is furnished to the United States Internal Revenue Service in a timely manner.

        The foregoing discussion of certain material United States income tax consequences is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of our Common Stock or Class B Common Stock. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of our Common Stock or Class B Common stock pursuant to the merger.

THE AGREEMENT AND PLAN OF MERGER

         The following is a summary of the material terms of the Agreement and Plan of Merger. However, because the Agreement and Plan of Merger is the primary legal document that governs the merger, you should carefully read the complete text of the Agreement and Plan of Merger for its precise legal terms and other information that may be important to you. The Agreement and Plan of Merger is attached as Exhibit A to this proxy statement to provide investors with information concerning the terms of the Agreement and Plan of Merger. Information on our company is available in our Annual Reports on Form 10-k, our quarterly reports on Form 10Q and other documents filed with the Securities and Exchange Commission.

        The assertions embodied in representations and warranties the parties to the agreement made to each other are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the merger agreements. These representations and warranties were made only for the purposes of the imposing conditions to the closing of the Agreement and Plan of Merger and solely for the benefit of Knape & Vogt and Wind Point as of specific dates, and may be subject to important limitations and qualifications agreed by the parties. While we do not believe that such disclosure schedules contain information that applicable securities laws require it to publicly disclose (other than information that has already been disclosed or is disclosed in this proxy statement, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the Agreement and Plan of Merger, including to the representations and warranties. Accordingly, where the merger agreement provides that a representation or warranty is true except as set forth in a disclosure schedule, you should not rely on that representation and warranty by itself as characterizations of the actual state of facts at the time it was made, or otherwise. We do not know of any fact, whether or not in a disclosure schedule, which contradicts a representation or warranty in a manner having a material adverse impact on the closing of the merger. Information about Knape & Vogt can be found elsewhere in this proxy statement and in such other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

26

Form of the Merger

        If all of the conditions to the merger are satisfied or waived in accordance with the Agreement and Plan of Merger, Slideco, Inc., an indirect subsidiary of Wind Point created solely for the purpose of engaging in the transactions contemplated by the Agreement and Plan of Merger, will merge with and into Knape & Vogt. The separate corporate existence of Slideco, Inc. will cease, and Knape & Vogt will survive the merger and become an indirect subsidiary of Wind Point. We sometimes refer to Knape & Vogt after the merger as the surviving corporation.

Closing and Effective Time

        The Agreement and Plan of Merger provides that we will complete the merger upon satisfaction of its terms and subject to its conditions. We intend to complete the merger as promptly as practicable, subject to receipt of shareholder approval at the Special Meeting of shareholders and all requisite regulatory approvals. Although we expect to complete the merger shortly following the Special Meeting of shareholders, we cannot specify when, or assure you that, we and Wind Point will satisfy or waive all conditions to the merger.

Restated Articles of Incorporation and Bylaws of the Surviving Corporation

        Upon completion of the merger, our restated articles of incorporation and bylaws will be amended to read the same as the articles of incorporation and bylaws of Slideco, Inc., as in effect immediately prior to completion of the merger, except that the articles of incorporation and bylaws will be amended to restate the name of the surviving corporation as “Knape & Vogt Manufacturing Company.”

Officers and Directors of the Surviving Corporation

        The directors of Slideco, Inc. immediately prior to the merger will be the directors of the surviving corporation. None of the directors of the surviving corporation are currently officers or directors of Knape & Vogt. The officers of the surviving corporation will be the same as Knape & Vogt’s existing officers except those officers who are directors of our company. Mr. Peter Martin, who is not currently affiliated with Knape & Vogt, will be chief executive officer.

Merger Consideration

        Upon completion of the merger, each share of our Common Stock and Class B Common Stock issued and outstanding immediately prior to completion of the merger will be converted in to the right to receive $19.00 per share. Upon completion of the merger, all of our shares will cease to be outstanding, will be cancelled and retired, will cease to exist, and each certificate formerly representing any of our shares will represent only the right to receive the per share merger consideration, without interest.

Payment Procedures

        Prior to completion of the merger, Wind Point will appoint a paying agent that will make payment of the merger consideration in exchange for certificates representing shares of our Common Stock and Class B Common Stock. At the closing, Wind Point will make available to the paying agent, amounts sufficient in the aggregate to provide all funds necessary for the paying agent to make payments of the per share merger consideration and will pay all of the fees and charges of the paying agent. Promptly after the completion of the merger, Wind Point will cause the paying agent to mail to each holder of record of our shares a letter of transmittal specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the paying agent.  Wind Point will also cause the paying agent to mail instructions for use in effecting the surrender of the certificates in exchange for the per share merger consideration.  Upon surrender of a certificate to the paying agent in accordance with the terms of the letter of transmittal, duly executed, the holder of such certificate will be entitled to receive a cash amount, after giving effect to any required tax withholdings, equal to the number of shares represented by such certificate multiplied by $19.00, and the certificates so surrendered will be cancelled.  Any portion of the funds that remain unclaimed by the shareholders of Knape & Vogt for 180 days after the completion of the merger will be delivered to the surviving corporation.  After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to the surviving corporation for payment of the per share merger consideration, without any interest.

27

        You should not send your Knape & Vogt share certificates to the paying agent until you have received transmittal materials from the paying agent.  Do not return your Knape & Vogt share certificates with the enclosed proxy.

        In the event a certificate has been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if the lost certificate represents more than 1,000 shares of Common Stock or Class B Common Stock, the posting by such person of a bond in customary amount and upon such customary terms as may be required by Wind Point or the paying agent as indemnity against any claim that may be made against it or the surviving corporation with respect to such certificate, the paying agent will issue a check in the amount, after giving effect to any required tax withholdings, equal to the number of shares represented by such lost, stolen or destroyed certificate multiplied by $19.00.

Stock Options

        Immediately prior to the merger, each stock option shall be converted into the right to receive, upon exercise thereof and the payment of the exercise price, an amount of cash equal to $19.00 multiplied by each share of Common Stock subject to the portion of the option exercised. Each option so converted and not exercised shall be cancelled, and since all options have an exercise price per share less than $19.00, such cancelled options will entitle the holder to receive, as soon as reasonably practicable after completion of the merger, an amount in cash equal to the product of (i) the total number of shares subject to the option multiplied by (ii) $19.00 minus the exercise price per share under such option, in each case less applicable taxes required to be withheld with respect to such payment.

Representations and Warranties

        The Agreement and Plan of Merger contains customary representation and warranties that we made to Wind Point regarding, among other things:

•	corporate matters, including organization, good standing, and qualification;
•	our capital structure;
•	power, authority, execution, delivery, and binding nature of obligations under the Agreement and Plan of Merger;
•	governmental and regulatory filings, no violations of governing documents and agreements as a result of the merger, and governmental and regulatory authorizations and approvals;
•	compliance with laws and licenses;
•	no defaults under governing documents, contracts or law as a result of the Agreement and Plan of Merger;
•	company filings and reports with the Securities and Exchange Commission ("SEC") and financial statements;
•	no undisclosed liabilities;
•	absence of certain changes or events since December 31, 2005;
•	litigation;
•	significant contracts;
•	SEC disclosure documents;
•	employee benefit plans;
•	intellectual property;
•	taxes;

28

•	related party transactions;
•	foreign corrupt practices and international trade sanctions;
•	title to property/encumbrances;
•	insurance;
•	labor matters;
•	environmental matters;
•	products;
•	customers;
•	suppliers;
•	inapplicability of takeover statutes; and
•	brokers.

        In addition, Wind Point made representations and warranties regarding, among other things:

•	corporate matters, including due organization, good standing and qualification;
•	power, authority, execution, delivery and binding nature of obligations under the Agreement and Plan of Merger;
•	government and regulatory filings, no violations of governing documents and agreements as a result of the merger, and governmental and regulatory authorizations and approvals; and
•	capitalization of Slideco, Inc..

        Our representations and warranties are subject to a material adverse event standard.  That is to say, unless a breach of a representation or warranty is likely to result in a material adverse event with respect to our company, Wind Point will not be able to terminate the Agreement and Plan of Merger. A “company material adverse event” means any change, circumstance, event or occurrence that (i) is reasonably expected to have an effect, net of insurance or similar recovery of $4,000,000 or greater on our consolidated shareholders equity or $400,000 on our consolidated net income in any fiscal year, or (ii) prevent or delay beyond August 31, 2006, the ability of the Company to consummate the merger. The representations and warranties expire at the closing of the merger.

29

Covenants Relating to the Conduct of Our Business

        After the date of the Agreement and Plan of Merger and prior to completion of the merger, we have agreed, and have agreed to cause our subsidiaries, to conduct our business in the ordinary course of business consistent with past practice and to use reasonable commercial efforts to preserve our business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors, employees, and business associates and to keep available the services of our present employees and agents.

          In addition, from the date of the Agreement and Plan of Merger until completion of the merger, subject to certain exceptions, we will not and will not permit our subsidiaries to:

•	adopt or propose any change in our restated articles of incorporation or bylaws (or similar governing instruments);
•	merge or consolidate our company or any of our subsidiaries with any person;
•	acquire assets with a value in excess of $250,000 other than acquisitions pursuant to existing contracts and the purchase of material, supplies, or services for the manufacture, delivery, or sale of our products in the ordinary course of business;
•	issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee, or encumbrance of any of our capital stock or other securities;
•	grant any lien on our assets in excess of $50,000 or outside the ordinary course of business;
•	make any loan, advance, or capital contribution, or investment in, any person in excess of $50,000 (unless pursuant to an existing contract);
•	declare, set aside, make, or pay any dividend or other distribution (other than the dividend we declared in January of 2006);
•	reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of our capital stock;
•	waive any stock repurchase rights or accelerate, amend, or change the exercisability of any stock options;
•	incur debtedness for borrowed money, which together with existing indebtedness and capital leases would exceed $27,500,000;
•	make or authorize capital expenditures which individually exceed $100,000 or in the aggregate exceed $300,000 (unless disclosed by us in the Agreement and Plan of Merger) or any operating expenditure other than in the ordinary course of business;
•	enter into any significant contracts, except with respect to sales of our products or other contracts in the ordinary course of business;
•	amend or modify, or terminate or waive, any material right under any significant contract;
•	make any change in our financial accounting methods, principles, or practices (unless required by generally accepted accounting principles);
•	settle any litigation or other proceeding for an amount in excess of $100,000 or that would be reasonably likely to have an adverse impact of $100,000 on net income;
•	pay, discharge, settle, or satisfy any liabilities or obligations in excess of $100,000, unless required by law, in the ordinary course of business, or in accordance with their terms, liabilities, or obligations set forth in our financial statements;
•	waive, modify, or terminate confidentiality or nondisclosure provisions of any significant contract;
•	cancel or fail to renew any insurance policy;
•	sell, lease, license, or otherwise dispose of any assets, except ordinary course sales of products or services and except for sales, leases, licenses, or other dispositions with a fair market value not in excess of $100,000 in the aggregate (other than pursuant to existing contracts);
•	enter into any new employment or compensatory arrangements;
•	engage in any new line of business;
•	manage working capital other than in the ordinary course of business consistent with past practice; or
•	agree, resolve, or commit to do any of the foregoing.

Acquisition Proposals

        Commencing on the date of the Agreement and Plan of Merger and ending as of the completion of the merger, we agreed that neither we nor our subsidiaries nor any of our or our subsidiaries’ officers and directors will, and we will cause our subsidiaries’ employees, agents, and representatives not to, directly or indirectly:

30

•	initiate, solicit or knowingly encourage or facilitate any inquires or the making of any proposal or offer with respect to any acquisition proposal; or
•	engage in any negotiations concerning, or provide any non-public information or data to, or have any discussions with, any person relating to, any acquisition proposal.

        An “acquisition proposal” means any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or other similar transaction involving Knape & Vogt; (ii) any purchase of any material equity interest in Knape & Vogt or any material portion of the assets of Knape & Vogt; (iii) the adoption of any plan of liquidation or declaration or payment of an extraordinary dividend; (iv) the repurchase by us of any of our outstanding capital stock; or (v) any combination of the foregoing.

        Prior to adoption of the Agreement and Plan of Merger by our shareholders, however, we may (i) provide information in response to a request by a person who has made an unsolicited bona fide written acquisition proposal if our board of directors receives from the person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in our confidentiality agreement with Wind Point; (ii) engage in discussions or negotiations with any person who has made such an unsolicited bona fide written acquisition proposal if our board of directors receives from the person so requesting a confidentiality agreement as referred to in (i) above; or (iii) after having complied with certain notice and negotiation requirements, withdraw, modify, or qualify the recommendation of our board of directors with respect to the Agreement and Plan of Merger and recommend an unsolicited bona fine written acquisition proposal if and only to the extent that, (x) in each such case referred to above, our board of directors determines in good faith after consultation with outside legal counsel that taking take such action would be necessary to comply with our board of directors’ fiduciary duties under applicable law, and (y) in each such case referred to, our board of directors has determined in good faith based on the information then available and after consultation with its financial advisor that such acquisition proposal either constitutes a  superior proposal or is reasonably likely to result in a superior proposal.

        A “superior proposal” means an unsolicited bona fide acquisition proposal involving a majority or more of our outstanding voting shares or any sale, lease, exchange, transfer, license, or acquisition of substantially all of our assets that our board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial, regulatory and other aspects of the proposal including identity of the person making the proposal and their financial capacity to consummate the transaction, and, if consummated, would result in a transaction more favorable to our shareholders than the transaction contemplated by this Agreement and Plan of Merger (taking into account any new definitive and binding proposals by Wind Point), and is not subject to a due diligence condition.

        We have agreed that we will promptly notify Wind Point if an acquisition proposal is received by, any such information is requested from, or any such discussions or negotiation are sought to be initiated with, us or any of our representatives indicating, in connection with such notice, the material terms and conditions of such acquisition proposal and thereafter will keep Wind Point informed of the status and terms of any such acquisition proposal.

        Nothing in the Agreement and Plan of Merger will be deemed to prohibit us from complying with our disclosure obligations under Sections 14d-9 and 14e-2 of the Securities Act with regard to an acquisition proposal, provided that neither we nor our board of directors shall withdraw, modify, or qualify our board of directors’ recommendation with respect to the proposed merger or recommend another acquisition proposal unless we provide Wind Point advance notice and negotiate with Wind Point for at least three business days prior to taking such action and otherwise complying with our obligations under the Agreement and Plan of Merger.

31

Shareholders Meeting

        Subject to fiduciary duties under applicable law, as stated above, we will take, in accordance with applicable law and our restated articles of incorporation and bylaws, all necessary action to convene a shareholders meeting as promptly as practicable to consider and vote upon the approval and adoption of the Agreement and Plan of Merger.  Subject to its duties regarding acquisition proposals, our board of directors will recommend such approval and adoption and will take all lawful action to solicit such approval and adoption of the Agreement and Plan of Merger.

Employee Benefits

        Wind Point has agreed that it will honor all of our employee benefit plans, subject only to amendment or termination as provided therein. Nothing, however, will obligate Wind Point, the surviving corporation or any affiliate to maintain any particular benefit plan or retain any employee.

Indemnification and Insurance

        Wind Point has agreed that the indemnification, advancement, and exculpation provisions of our restated articles of incorporation and the bylaws will be incorporated into the articles of incorporation and bylaws of the surviving corporation and the same will not be amended for a period of thirty-nine (39) months after the merger, in any manner that would adversely affect the rights of our current directors, officers, or employees.

        In addition, Wind Point has agreed to cause the surviving corporation to either maintain our existing directors and officers’ liability insurance with insurers and on terms no less favorable than our policies in effect on December 31, 2005, for a period of thirty-nine (39) months after the merger or provide similar “tail” insurance coverage.

Conditions to the Merger

        Our and Wind Point’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	our shareholders must approve the merger and the Agreement and Plan of Merger;
•	the waiting period applicable under the HSR Act will have expired or been earlier terminated; and
•	no court or other governmental entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, determination, decree, injunction or other order that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger or other transactions contemplated by the Agreement and Plan of Merger.

        In addition, the obligation of Wind Point to effect the merger is subject to the satisfaction or waiver of the following conditions:

•	our representations and warranties contained in the Agreement and Plan of Merger must be true and correct as of the closing date, as though made on and as of the closing date (except to the extent expressly made as of an earlier date), except where the failure of such representations and warranties to be so true and correct is not likely to have a material adverse effect;
•	we must have performed in all material respects all agreements and obligations required to be performed by us under the Agreement and Plan of Merger;
•	we must not have waived or modified any existing agreements executed by executive officers agreeing not to compete with us;
•	there will not have been instituted or pending any action in which any court, tribunal, or other governmental entity is seeking to enjoin or otherwise prohibit consummation of the merger;
•	the absence of an occurrence of any change, event, circumstance, or occurrence that has had, or is reasonably likely to have, a material adverse effect on us; and
•	William R. Dutmers must have entered into a consulting and noncompetition agreement.

32

        In addition, our obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Wind Point and Slideco, Inc. set forth in the Agreement and Plan of Merger will be true and correct in all material respects as of the date of the Agreement and Plan of Merger and as of the closing date as though made on and as of the closing date (except to the extent any such representation and warranty expressly speaks as of an earlier date);
•	Wind Point and Slideco, Inc. will have performed in all material respects all obligations required to be performed by it under the Agreement and Plan of Merger at or prior to the closing date; and
•	the opinion of W. Y. Campbell & Company with respect to the fairness of the Agreement and Plan of Merger to our shareholders must not have been withdrawn or modified.

        Any condition may be waived at the discretion of the party in whose favor the conditions exist.

Termination

        We and Wind Point may agree in writing to terminate the Agreement and Plan of Merger at any time prior to completing the merger, whether before or after our shareholders have approved the Agreement and Plan of Merger. In addition, we or Wind Point may terminate the Agreement and Plan of Merger at any time prior to completion of the merger, provided that such party has not breached its obligations under the Agreement and Plan of Merger in any manner contributed to the occurrence of the failure of a condition to the merger, if:

•	the merger has not been consummated by August 31, 2006;
•	the approval and adoption of the Agreement and Plan of Merger by our shareholders has not been obtained; or
•	any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger becomes final and non-appealable.

        In addition, we may terminate the Agreement and Plan of Merger, if:

•	prior to the time the Agreement and Plan of Merger is adopted by our shareholders, if (i) our board of directors approves a superior proposal and we notify Wind Point in writing that we intend to enter into such an agreement, (ii) within three business days we and Wind Point are not able to negotiate in good faith modifications to the Agreement and Plan of Merger so that an acquisition proposal no longer constitutes a superior proposal (an offer that our board of directors determines, in good faith after consultation with our financial advisors, would constitute a more favorable transaction), and (iii) we pay to Wind Point in immediately available funds any required termination fee;
•	at any time prior to completion of the merger if there has been a breach of any representation, warranty, covenant or agreement made by Wind Point or Slideco, Inc. in the Agreement and Plan of Merger, or any such representation and warranty will have become untrue after the date of the Agreement and Plan of Merger such that the conditions which obligate us to effect the merger would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days; or
•	the closing of the merger does not occur in ten business days after approval of the merger by our shareholders and other closing conditions have been satisfied.

        In addition, Wind Point may terminate the Agreement and Plan of Merger at any time prior to completion of the merger, if:

•	our board of directors changes or withdraws its recommendation regarding the merger and the adoption of the Agreement and Plan of Merger;
•	any of the conditions to the merger (other than conditions in our favor) have not expired or been satisfied or waived by August 31, 2006; or
•	there has been a breach of any representation, warranty, covenant or agreement made by us in the Agreement and Plan of Merger, or any such representation and warranty will have become untrue after the date of the Agreement and Plan of Merger, such that the conditions which obligate Wind Point and Slideco, Inc. to effect the merger would not be satisfied and such breach or condition is not curable or, if curable, is not cured within thirty (30) days or if it is reasonably likely a material adverse effect will occur.

33

Effect of Termination; Termination Fee

        In the event of a termination of the Agreement and Plan of Merger, the Agreement and Plan of Merger will become void and of no effect with no liability on the part of any party; provided, however, that no such termination will relieve any party of any liability or damages resulting from any willful or intentional breach of the Agreement and Plan of Merger.

        In the event that:

1.	our board of directors elects to enter into a binding agreement with respect to a superior proposal pursuant to and in compliance with the terms of the Agreement and Plan of Merger, we have agreed to pay Wind Point a termination fee of $3,000,000;
2.	the Agreement and Plan of Merger is terminated by Wind Point because our board of directors changes or withdraws its recommendation regarding the approval of the Agreement and Plan of Merger, we have agreed to pay Wind Point a termination fee of $3,000,000;
3.	we or Wind Point terminate the merger because the approval of the merger and the Agreement and Plan of Merger is not obtained at the shareholders meeting to approve the merger and the Agreement and Plan of Merger, or, if on or prior to the date of our shareholders meeting, any event giving Wind Point the right to terminate the Agreement and Plan of Merger has occurred, we have agreed to reimburse Wind Point’s out-of-pocket expenses incurred with respect to the transactions contemplated by the Agreement and Plan of Merger up to an amount not to exceed $2,000,000; or
4.	Wind Point terminates the Agreement and Plan of Merger because of a breach of our representations and warranties that is reasonably likely to have a material adverse effect or a breach of a covenant or agreement made in the Agreement and Plan of Merger and all other conditions to closing are satisfied we have agreed to reimburse Wind Point’s out-of-pocket expenses incurred with respect to the transactions contemplated by the Agreement and Plan of Merger up to an amount not to exceed $2,000,000, provided, however, if the breach of our representations and warranties relates to something our executive officers did not know, but should have known, the expense reimbursed is limited to $1,000,000.

Survival

        Upon consummation or termination of the Agreement and Plan of Merger, all representations, warranties and covenants contained in the Agreement and Plan of Merger will terminate, except (i) upon consummation of the merger, those provisions relating to payment of the merger consideration, payment of expenses, indemnification, and directors’ and officers’ insurance will survive, and (ii) upon termination of the Agreement and Plan of Merger, those provisions relating to payment of fees or expenses, effect of termination, and confidentiality will survive.

Amendment

        Subject to the provisions of the applicable laws, at any time prior to completion of the merger, we, Wind Point and Slideco, Inc. may amend, modify, or supplement the Agreement and Plan of Merger, by written agreement executed and delivered by duly authorized officers of the respective parties.

34

APPRAISAL RIGHTS

        Under Michigan law, a holder of stock whose shares are designated as a national market system security on an interdealer quotation system by the national association of securities dealers may not dissent from a merger in which a shareholder receives cash. Our shareholders are not entitled, under Michigan law, to appraisal rights in connection with the merger because our shares are so designated on The Nasdaq National Market and our shareholders will receive cash in exchange for their shares.

MARKET PRICE AND DIVIDEND DATA

        The following tables sets forth the high and low bid prices of our Common Stock for the indicated part of our current fiscal year that will end on July 1, 2006, and for our fiscal years ended July 2, 2005, and July 3, 2004, as reported on The Nasdaq National Market. These quotations represent prices between dealers and do not include retail mark-ups, mark-downs or other fees or commissions and may not represent actual transactions.

	Common Stock Bid Prices
	High	Low
Fiscal 2006:
1st Quarter	$13.49	$11.35
2nd Quarter	$15.40	$13.02
3rd Quarter	$18.74	$13.70
4th Quarter (through June 15, 2006)	$18.95	$18.00
Fiscal 2005:
1st Quarter	$13.75	$12.01
2nd Quarter	$14.09	$11.50
3rd Quarter	$13.34	$12.12
4th Quarter	$13.00	$10.77
Fiscal 2004:
1st Quarter	$11.85	$10.34
2nd Quarter	$12.36	$10.70
3rd Quarter	$14.25	$11.38
4th Quarter	$13.99	$11.40

        On February 9, 2006, the last full trading day prior to the date our board of directors met to approve the transaction, the closing price of our Common Stock on The Nasdaq National Market was $16.07. On October 12, 2005, the last full trading day prior to the public announcement that we were pursuing strategic alternatives, including a potential sale, the closing price of our Common Stock was $13.14. On June 15, 2006, the latest practicable date before the date of this proxy statement, the closing price of our Common Stock was $18.75.

        If the merger is consummated, our Common Stock will be delisted from The Nasdaq National Market, there will be no further public market for shares of our Common Stock, and each share of our Common Stock will be cancelled and converted into the right to receive $19.00 in cash, without interest.

        We paid quarterly per share cash dividends of $0.165 on our shares of Common Stock and $0.15 on our shares of Class B Common Stock during the last two fiscal years and all subsequent interim periods through the third quarter of our 2006 fiscal year.

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information with respect to the beneficial ownership of shares of our Common Stock and Class B Common Stock as of June 15, 2006, by each of our directors, executive officers, all executive officers and directors as a group and the beneficial owner of 5% or more of our outstanding Common Stock or Class B Common Stock.

35

Name of Beneficial Owner	Amount and Number of Beneficially Owned		Percentage of Each Class of Stock		Percentage of Common Equity

	Common Stock	Class B Common Stock	Common Stock	Class B Common Stock
Knape & Vogt Company Profit Sharing Plan and
Knape & Vogt Manufacturing Company Pension Plan	-	284,637	-	14.95%	6.31%
Dimension Fund Advisors, Inc.	127,473	-	4.89%	-	2.83%
John E. Fallon	-	107,475	-	5.64%	2.38%
William R. Dutmers	16,453	39,498	0.63%	2.07%	1.24%
Thomas A. Hilborn	44,400	-	1.70%	-	0.98%
Richard S. Knape	2,395	41,086	0.09%	2.16%	0.96%
Robert J. Knape	2,327	10,005	0.09%	0.53%	0.27%
Michael J. Kregor	11,522	12,912	0.44%	0.68%	0.54%
Gregory Lambert	2,550	-	0.10%	-	0.06%
Leslie Cummings	1,348	-	0.05%	-	0.03%
All executive officers and directors as a group	80,995	210,976	3.19%	11.08%	6.46%

DESCRIPTION OF KNAPE & VOGT

        Knape & Vogt Manufacturing Company is a corporation organized under the laws of the state of Michigan. Our Common Stock is quoted on The Nasdaq National Market under the symbol “KNAP.”

DESCRIPTION OF SLIDECO, INC.

        Slideco, Inc. is an indirect subsidiary of Wind Point, organized under the laws of the state of Michigan. Slideco, Inc. was formed exclusively for the purpose of effecting the merger. This is the only business of Slideco, Inc.

FUTURE SHAREHOLDER PROPOSALS

        We intend to hold an annual meeting in 2006 only if the merger is not consummated. A shareholder proposal which is intended to be presented at the 2006 annual meeting of shareholders, if such a meeting be held, must have been received by our Treasurer at our principal executive offices, 2700 Oak Industrial Drive, N.E., Grand Rapids, Michigan 49505, by March 19, 2006, to be considered for inclusion in our proxy statement and proxy related to that meeting.

WHERE YOU CAN FIND MORE INFORMATION

        Knape & Vogt files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street N.E., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The filings of Knape & Vogt with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “http://www.sec.gov.”

        YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

        If you have any questions about is proxy statement, the Special Meeting or the merger or need assistance with the voting procedures, you should contact our Treasurer, at (616) 459-3311, ext. 225.

36

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

by and among

Wind Point Partners V, L.P.,

Slideco, Inc.,

a wholly-owned subsidiary of Wind Point Partners V, L.P.

and

Knape & Vogt Manufacturing Company

Dated as of February 9, 2006

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February __, 2006, by and among Wind Point Partners V, L.P., a Delaware partnership (“Parent”), Slideco, Inc., a Michigan corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Knape & Vogt Manufacturing Company, a Michigan corporation (the “Company”).

RECITALS

        WHEREAS, the respective Boards of Directors of Merger Sub and the Company have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company on the terms and conditions set forth in this Agreement (the “Merger”) whereby each issued and outstanding share of Common Stock of the Company (the “Common Stock”) and Class B Common Stock of the Company (the “Class B Common Stock,” and collectively with the Common Stock, the “Stock”), shall be converted into the right to receive the Merger Consideration (as defined below) as set forth in this Agreement;

        WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved the Merger and the transactions contemplated hereby; and

        WHEREAS, Parent, Merger Sub and the Company, desire to make those representations, warranties, covenants and agreements specified herein in connection with this Agreement.

        NOW, THEREFORE, in consideration of and reliance upon the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

    1.1.        The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II of this Agreement. The name of the Surviving Corporation shall be “Knape & Vogt Manufacturing Company”, the Surviving Corporation shall be a Michigan corporation, and the address of the Surviving corporation’s principal place of business shall be 2700 Oak Industrial Drive NE, Grand Rapids, MI 49505. The Merger shall have the effects specified in the Michigan Business Corporation Act, as amended (the “MBCA”).

    1.2.        Closing. Unless otherwise mutually agreed in writing between Parent and the Company, the closing for the Merger (the “Closing”) shall take place at the offices of Dickinson Wright PLLC, 500 Woodward Avenue, Suite 4000, Detroit, Michigan 48226, at 11:00 A.M. local time on the second business day following the day on which the last to be satisfied or waived of the conditions set forth in Article VIII of this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement.

    1.3.        Effective Time. As soon as practicable following the Closing, Parent and the Company will cause a Certificate of Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the State of Michigan or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).

ARTICLE II

Articles of Incorporation and By-Laws
of the Surviving Corporation

    2.1.        The Articles of Incorporation. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the articles of incorporation of the Surviving Corporation (the “Charter”) shall be amended and restated to read the same as the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the MBCA and the Charter; provided, however, that as of the Effective Time the Charter shall provide that the name of the Surviving Corporation is “Knape & Vogt Manufacturing Company” and shall include the provisions required by Section 7.8(a) to be included therein.

    2.2.        The By-Laws. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the by-laws of the Surviving Corporation (the “By-Laws”) shall be amended and restated to read the same as the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, subject to Section 7.8(a), until thereafter amended in accordance with the MBCA, the Charter of the Surviving Corporation and such By-Laws.

ARTICLE III

Officers and Directors
of the Surviving Corporation

    3.1.        Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

    3.2        Officers. The officers of Merger Sub at the Effective Time together with such other persons designated by Parent shall, from and after the Effective Time, shall be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the By-Laws.

ARTICLE IV

Effect of the Merger on Capital Stock;
Exchange of Certificates

    4.1.        Effect on Capital Stock. At the Effective Time, on the terms and subject to the conditions herein set forth, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

    (a)        Merger Consideration. Each share of the Common Stock and Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock (i) owned by Parent or any direct or indirect Subsidiary (as defined below) of Parent (collectively, the “Parent Companies”) or (ii) owned by the Company or any direct or indirect Subsidiary of the Company (each, an “Excluded Common Share” and collectively, “Excluded Common Shares”) shall at the Effective Time be converted automatically into the right to receive an amount in cash, without interest equal to the Merger Consideration. At the Effective Time, all shares of Common Stock and Class B Common Stock shall no longer be outstanding and shares of Common Stock and Class B Common Stock shall be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”) formerly representing any such shares of Common Stock and Class B Common Stock (other than Excluded Common Shares) shall thereafter represent only the right to receive $19.00 in cash per share, without interest (the “Merger Consideration”), subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time, which may have been declared or made by the Company on such shares of Common Stock or Class B Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

    (b)        Cancellation of Shares. Each share of Common Stock and Class B Common Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies, the Company, or any direct or indirect Subsidiary of the Company (in each case, other than such shares of Common Stock and Class B Common Stock that are held on behalf of third parties) shall, at the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

    (c)        Merger Sub. At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, of the Surviving Corporation.

    (d)        Absence of Dissenters’ Rights. The parties acknowledge that pursuant to Section 762 of the MBCA no stockholders of the Company shall be entitled to exercise appraisal rights in connection with the Merger.

    4.2.        Exchange of Certificates for Shares.

    (a)        Paying Agent. At the Closing, Parent shall deposit, or shall cause to be deposited, with a paying agent appointed by Parent and approved in advance by the Company (such approval not to be unreasonably withheld) (the “Paying Agent”) for the benefit of the holders of shares of Common Stock and Class B Common Stock (other than any Excluded Common Shares) cash sufficient to pay the aggregate Merger Consideration in exchange for shares of Common Stock and Class B Common Stock outstanding immediately prior to the Effective Time (other than Excluded Common Shares), deliverable upon due surrender of the Certificates, pursuant to the provisions of this Article IV (such cash being hereinafter referred to as the “Exchange Fund”).

    (b)        Payment Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of shares of Common Stock and Class B Common Stock (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates to the Paying Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the surrender of a Certificate to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check from the Paying Agent in the amount (after giving effect to any required tax withholdings, and with the aggregate amount of such payment rounded to the nearest cent) of (x) the number of shares of Common Stock and Class B Common Stock represented by such Certificates multiplied by (y) the Merger Consideration, and the Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of shares of Common Stock and Class B Common Stock that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such shares of Common Stock and Class B Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

    (c)        Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock and Class B Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check from the Paying Agent in the proper amount pursuant to this Article IV.

    (d)        Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company entitled to the Merger Consideration for 180 days after the Effective Time shall be delivered to the Surviving Corporation. Any holders of shares of Common Stock and Class B Common Stock (other than Excluded Common Shares) who have not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of (after giving effect to any required tax withholdings) the Merger Consideration, upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company, the Paying Agent or any other Person shall be liable to any former holder of shares of Common Stock and Class B Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws (as hereafter defined). For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as hereafter defined) or other entity of any kind or nature.

    (e)        Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if the lost certificate represents more than 1,000 shares of Common Stock or Class B Common Stock, the posting by such Person of a bond in customary amount and upon such customary terms as may be required by Parent or the Paying Agent as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required tax withholdings) of the number of shares of Common Stock and Class B Common Stock represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration. Any affidavit of loss presented pursuant to this Article IV, to be deemed effective, must be in form and substance reasonably satisfactory to the Surviving Corporation.

    4.3.        Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of Common Stock or Class B Common Stock, or securities convertible or exchangeable into or exercisable for shares of Common Stock or Class B Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change.

    4.4.        Treatment of Company Options. On the terms and subject to the conditions herein set forth, immediately prior to the Effective Time, each fully vested stock option to purchase shares of Common Stock then outstanding (each, a “Company Option” shall be converted into the right to receive, upon the exercise thereof and the payment of the exercise price, an amount in cash (without interest) equal to the Merger Consideration multiplied by each share of Common Stock subject to the portion of the Company Option so exercised. Each outstanding Company Option so converted and not exercised prior to the Effective Time shall, immediately following such conversion, be cancelled and, if the Company Option so cancelled has an exercise price per share of Common Stock that is less than the Merger Consideration, shall be entitled to receive from Parent or the Company, as soon as practicable thereafter, an amount of cash (without interest) equal to the product of (x) the total number of shares of Common Stock subject to such Company Option multiplied by (y) the excess of the amount of the Merger Consideration over the exercise price per share of Common Stock under such Company Option (with the aggregate amount of such payment rounded to the nearest cent), less applicable Taxes (as hereafter defined), if any, required to be withheld with respect to such payment. The holder of each Company Option so cancelled with an exercise price per share of Common Stock subject to such Company Option that is equal to or greater than the Merger Consideration shall not be entitled to receive any cash from Parent or the Company. From and after the Effective Time, neither the Company nor Parent shall have any obligation with respect to any Company Option except for Parent’s and the Company’s cash payment obligation pursuant to the foregoing provisions of this Section 4.4.

ARTICLE V

Representations and Warranties of the Company

    Except as set forth in the disclosure schedule delivered by the Company to Parent on the date hereof (the “Company Disclosure Schedule”) the Company hereby represents and warrants to Parent and Merger Sub as follows:

    5.1        Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). The Company has heretofore delivered or made available to Parent accurate and complete copies of the Restated Articles of Incorporation, as amended, and by-laws and other organizational documents, as currently in effect, of the Company and each of its Subsidiaries.

    As used in this Agreement, (i) “Subsidiary” shall mean, with respect to any party, any corporation, limited liability company, partnership or similar entity, whether domestic or foreign to the United States, of which (x) such party or any other Subsidiary of such party is a general partner or (y) at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries and (ii) the term “Company Material Adverse Effect” shall mean any change, circumstance, event or occurrence (each, an “Event”) that is reasonably expected to: (A) have an effect, net of any insurance or similar recovery, of $4 million or greater on the consolidated shareholder equity of the Company and its Subsidiaries or $400,000 on the consolidated net income of the Company and its Subsidiaries in any fiscal year, excluding any Event to the extent it arises out of any fact expressly disclosed to Parent by the Company, including those included in the Company Disclosure Schedule, or (B) prevent or delay beyond the Termination Date (as defined below) the ability of the Company to consummate the transactions contemplated hereby or to perform its obligations hereunder.

     5.2        Capitalization of the Company and its Subsidiaries.

    (a)        The authorized capital stock of the Company consists of 12,000,000 shares of capital stock, including 6,000,000 shares of Common Stock, par value $2.00 per share (the “Common Stock”), 4,000,000 shares of Class B Common Stock, par value $2.00 per share the Class B Common Stock”), and 2,000,000 shares of Preferred Stock (“Preferred Stock”). As of the date of this Agreement, 2,604,269 shares of Common Stock and 1,906,786 shares of Class B Common Stock were issued and outstanding. No shares of Preferred Stock are outstanding. All of the outstanding shares of Common Stock and Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no shares of Common Stock or Class B Common Stock or Preferred Stock reserved for or otherwise subject to issuance, except that (i) as of the date of this Agreement, there were (x) 1,907,286 shares of Common Stock reserved for issuance upon the conversion of Class B Common Stock into Common Stock and (y) 6,600 shares of Common Stock subject to issuance pursuant to Company Options. Each of the outstanding shares of capital stock or other ownership interests of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, in each case free and clear of any Lien. Except as set forth above, there are no registration rights or preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind which obligate the Company or any of its Subsidiaries to register, issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. For purposes of this Agreement, “Lien” means, with respect to any asset (including any security) any option, claim, mortgage, lien, pledge, charge, security interest or encumbrance or material restrictions in respect of such asset.

    (b)        Section 5.2(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the person holding such Company Option, (ii) the number of shares of Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; and (iv) whether such Company Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

    (c)        Section 5.2(c) of the Company Disclosure Schedule sets forth the name of each Subsidiary and the jurisdiction of its incorporation.

    (d)        Section 5.2(d) of the Company Disclosure Schedule sets forth the name of each Person (other than direct and indirect wholly-owned Subsidiaries) in which the Company or any of its Subsidiaries owns any equity or similar interest in or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business as of the date of this Agreement, that Person’s jurisdiction of incorporation or organization and the percentage of and kind of interest owned.

    (e)        There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any of the capital stock of the Company or any of the Subsidiaries. Other than as set forth on Section 5.2(e) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is obligated under any registration rights or similar agreements to register any shares of capital stock of the Company or any of its Subsidiaries on behalf of any Person.

     5.3        Corporate Authority; Approval and Opinion of Company's Financial Advisor.

    (a)        The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to approval of this Agreement by its stockholders by the Company Requisite Vote (as hereafter defined), and to consummate the Merger. Only the Company’s Common Stock and Class B Common Stock have voting rights, with each share of Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. The affirmative vote of a majority of the votes of Common Stock and Class B Common Stock voting together as a single class (such affirmative vote, the “Company Requisite Vote”) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt, approve or authorize this Agreement, the Merger and the other transactions contemplated hereby. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except for (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application.

    (b)        The Board of Directors of the Company (“Company Board”) has (i) by a 6 to 2 vote of the directors, duly adopted and declared advisable this Agreement and the Merger and the other transactions contemplated hereby; (ii) received the opinion of its financial advisor, W.Y. Campbell & Company, addressed to the Company Board, to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the holders of shares of Stock is fair from a financial point of view to such holders; (iii) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the holders of shares of Stock; (iv) resolved to recommend approval of this Agreement to the holders of shares of Stock (such recommendations being the “Recommendations”) and (v) directed that this Agreement be submitted to the holders of shares of Stock for their approval after the conditions in Sections 8.2 (c) and (d) (i) have been satisfied or waived.

    5.4.        Consents and Approvals; No Violations. Except as listed on Section 5.4 of the Company Disclosure Schedule, no material filing with or notice to, and no material permit, authorization, registration, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, authority or other entity (a “Governmental Entity”) is required on the part of the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except (i) pursuant to the applicable requirements of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder the “Exchange Act”) (ii) the filing of the Certificate of Merger pursuant to the MBCA, (iii) compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) compliance with any applicable NASD or NASDAQ requirements, or (v) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters. Except as otherwise listed on Section 5.4 of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (A) conflict with or result in any breach, violation or infringement of any provision of the respective articles or certificate of incorporation or by-laws (or similar governing documents) of the Company or of any of its Subsidiaries, (B) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guaranty, lease, license, contract, agreement or other instrument or obligation, whether written or oral (each a “Contract”), to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (C) change the rights or obligations of any party under any Contract, or (D) violate or infringe any order, writ, injunction, judgment, arbitration award, agency requirement, decree, law, statute, ordinance, rule or regulation, concession, franchise, permit, license or other governmental authorization or approval (each a “Law”) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

    5.5.        Compliance with Laws; Licenses. Except as otherwise listed on Section 5.5 of the Company Disclosure Schedule, none of the businesses of the Company and its Subsidiaries have been conducted in violation of any federal, state, local or foreign Laws. Except as otherwise listed on Section 5.5 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. Except as otherwise listed on Section 5.5 of the Company Disclosure Schedule, the Company and its Subsidiaries each has all governmental permits, licenses, franchises, variances, exemptions and orders issued or granted by a Governmental Entity and all other authorizations, consents and approvals issued or granted by a Governmental Entity necessary to conduct the business of the Company and its Subsidiaries as conducted as of the date hereof (the “Licenses”). Except as otherwise listed on Section 5.5 of the Company Disclosure Schedule, there is not pending or, to the knowledge of the officers of the Company, threatened before any Governmental Entity any proceeding, notice of violation, order of forfeiture or complaint or investigation against the Company or any of its Subsidiaries relating to any License.

    5.6.        No Default. Except as otherwise listed on Section 5.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles or certificate of incorporation or by-laws (or similar governing documents), (ii) any Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets.

    5.7.        Company Reports; Financial Statements.

    (a)        The Company has made available to Parent each registration statement, report, proxy statement or information statement prepared by it since January 1, 2004 including (i) the Company’s Annual Report on Form 10-K for the year ended July 2, 2005 (the “Audit Date”), (ii) the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2005, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the “SEC”). The Company has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since January 1, 2004 (the forms, statements, reports and documents filed since January 1, 2004, and those filed subsequent to the date of this Agreement, and as amended prior to the date hereof, the “Company Reports”). The Company Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the “Securities Act”), the Exchange Act and complied in all material respects with the then applicable accounting standards. As of their respective dates (and, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. There are no outstanding comment letters or requests for information from the SEC with respect to any Company Report that have been received by the Company.

    (b)        Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, and, if filed after the date of this Agreement, will fairly present, in each case, in all [material] respects, the consolidated financial position of the Company or any other entity included therein and their respective Subsidiaries, as of its date, and each of the consolidated statements of operations, cash flows and changes in shareholders’ equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, and, if filed after the date of this Agreement, will fairly present in each case in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company or any other entity included therein and their respective Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein. As of the date hereof, the Company does not intend to restate any of the financial statements contained in the Company Reports filed prior to the date hereof.

    (c)        The Company is in compliance with the published rules and regulations of the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder (“SOX”) applicable to it. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers in violation of Section 402 of SOX.

    (d)        The Company (i) maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15(d)-15(e) of the Exchange Act) designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board and on Section 5.7(d) of the Company Disclosure Schedule (A) any “significant deficiencies” and “material weaknesses”, as defined in the rules of the Public Company Accounting Oversight Board (“PCAOB”) and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

    (e)        Since the Audit Date through the date hereof, (i) neither the Company nor any of its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

    5.8.        No Undisclosed Liabilities. Except for (i) liabilities and obligations disclosed, reserved against or provided for in the last audited balance sheet of the Company as of July 2, 2005 or in the notes thereto, (ii) liabilities and obligations disclosed, reserved against or provided for in the last interim unaudited financial statements of the Company as of December 31, 2005 or in the notes thereto, (iii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2005, (iv) liabilities and obligations under this Agreement, or (v) liabilities disclosed on Section 5.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, contingent, absolute, determined, determinable or otherwise) of a nature required to be set forth, reserved against or disclosed in a consolidated balance sheet of the Company prepared in accordance with GAAP.

    5.9.        Absence of Certain Changes or Events. Since December 31, 2005, there has not been any Company Material Adverse Effect or any Event which would, individually or in the aggregate, have or result in a Company Material Adverse Effect, and since the Audit Date and through the date hereof, the Company and its Subsidiaries have conducted their business only in the ordinary course of such businesses in all material respects.

    5.10.        Litigation. Other than as set forth in Section 5.10 of the Company Disclosure Schedule, there is no civil, criminal or administrative suit, claim, hearing, inquiry, action, proceeding or investigation (each an “Action”) pending or, to the knowledge of the Company, threatened against, affecting or involving the Company or any of its Subsidiaries or any of their respective properties or assets, or which would make the Company or any of its Subsidiaries a party in such Action. Except as otherwise listed on Section 5.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree. Section 5.10 of the Company Disclosure Schedule sets forth each pending or, to the knowledge of the Company as of the date hereof, threatened Action.

    5.11.        Significant Contracts. Except as provided in Section 5.11 of the Company Disclosure Schedules, true and correct copies have been made available to Parent of all Contracts to which the Company or any of its Subsidiaries is a party and which fall within any of the following categories: (A) any Contract relating to indebtedness for borrowed money or any financial guaranty; (B) any Contract that limits the ability of the Company or any of its Subsidiaries to compete in any business line or in any geographic area; (C) any material Contract that is terminable by the other party or parties upon a change in control of the Company or any of its Subsidiaries; (D) any Contract that requires aggregate future expenditures or guaranteed receipts by the Company or any of its Subsidiaries of more than $100,000 in any one-year period; (E) any Contract with respect to any Intellectual Property (other than customer contracts or confidentiality agreements); (F) any Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries; (G) any joint venture or partnership agreement; (H) any Contract that grants any right of first refusal or right of first offer or similar right or that purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of a material amount of assets or any material business; (I) any credit card association agreements; (J) any material lease; and (K) any Contract required to be described in any Company Report (the “Significant Contracts”). Section 5.11 of the Company Disclosure Schedule sets forth a true and complete list of the Significant Contracts. Except as otherwise listed on Section 5.11 of the Company Disclosure Schedule, the Significant Contracts are in full force and effect and, upon consummation of the Merger, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party, is in breach of or in default under any such Contract.

    5.12.        Disclosure Documents. The proxy statement and all related SEC filings (the “Proxy Materials”) relating to the Merger and the other transactions contemplated hereby, to be filed by the Company with the SEC in connection with seeking the adoption of this Agreement by the Company stockholders will not, at the date first mailed to stockholders of the Company or at the time of the Stockholders Meeting (other than with respect to any information supplied by Parent or Merger Sub for inclusion therein), contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will cause the Proxy Materials to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto. No representation is made by the Company with respect to statements made in the Proxy Materials based on information supplied by Parent or Merger Sub specifically for inclusion therein.

    5.13.        Employee Benefit Plans.

    (a)        Section 5.13(a) of the Company Disclosure Schedule sets forth a complete list of all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other employee benefit or compensation plans, policies, agreements, programs, and arrangements, written or unwritten and including any bonus, incentive, deferred compensation, supplemental retirement, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, policy, agreement, program or arrangement, that are sponsored or maintained by the Company, any Subsidiary of the Company or to which the Company or any Subsidiary of the Company is a party or obligated to contribute, or with respect to which the Company or any of its Subsidiaries has any liability, contingent or otherwise. Each plan, policy, agreement, program or arrangement required to be set forth on Section 5.13(a) of the Company Disclosure Schedule pursuant to the foregoing is referred to herein as a “Benefit Plan”.

    (b)        True, correct and complete copies of the following documents, with respect to each Benefit Plan, have been delivered to Parent by the Company: (i) the Benefit Plan document (or a summary of any unwritten Benefit Plan) and related trust documents, insurance contract or other funding vehicle, and any amendments to any of the foregoing; (ii) if applicable, the Annual Report (Form 5500 Series), accompanying schedules, and audit reports for the last three years; (iii) if applicable, the current summary plan description, together with any summary or summaries of material modifications thereto; (iv) if applicable, the most recent annual financial report and/or actuarial valuation, including any report for each Benefit Plan subject to the laws of any jurisdiction outside the United States; (v) if applicable, the most recent IRS determination letter; (vi) all material correspondence to or from any Governmental Entity received in the last three years, including any filing made under the Employee Plans Compliance Resolution System; (vii) if applicable, the current prospectus for any Benefit Plan that offers or issues Company Stock; (viii) if applicable, a copy of the “top hat” plan filing made with the Department of Labor pursuant to 29 CFR Section 2920.104-23; and (ix) all material written agreements and contracts currently in effect, including administrative service agreements, group annuity contracts, stop loss insurance contracts and group insurance contracts.

    (c)        Except as otherwise listed on Section 5.13(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is or will be required to provide medical or other welfare benefits to employees, directors, former employees, former directors, independent contractors or retirees after their termination of employment or service, other than pursuant to applicable Law (including the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended). Except as otherwise listed on Section 5.13(c), with respect to any such post-retirement medical or welfare benefit plan obligations, the Company has either terminated all such plans or reserved its right to amend or terminate such post-retirement benefit plans and neither the Company nor any Subsidiary is a party to any agreement with any employee or other person or entity that would impair or restrict the ability of the Company or its Subsidiaries to amend or terminate such post-retirement medical or welfare benefit plans.

    (d)        Each Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code, and each trust maintained pursuant thereto, has received a currently effective favorable determination letter from the Internal Revenue Service as to the qualification of the Benefit Plan and the tax-exempt status of the respective trust, and no circumstances exist and no events have occurred with respect to the operation of any such Benefit Plan that would be reasonably expected to cause the loss of such qualification or subject the trust to tax. The Company has adopted, or caused to be adopted, on a timely basis all IRS required good faith amendments to such Benefit Plans.

    (e)        All Benefit Plans have been maintained and administered in all material respects in accordance with their terms and in accordance with all applicable Laws (including ERISA and the Code). There are no pending or threatened claims against or with respect to any of the Benefit Plans, any related trusts, any Benefit Plan sponsor or plan administrator, or any fiduciary of the Benefit Plans with respect to the operation of such plans other than routine benefit claims. All Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

    (f)        Section 5.13(f) of the Company Disclosure Schedule sets forth any contract, plan or arrangement covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment as a result of the transactions contemplated by this Agreement of any amount that would not be deductible by the Company or such Subsidiary by reason of Section 280G of the Code. Except as otherwise listed on Section 5.13(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with another event, such as a termination of employment) will (i) result in any payment becoming due to any current or former director or current or former employee of the Company or any of its Subsidiaries under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, or (iv) trigger any obligation to fund any Benefit Plan. For purposes of this Section, the term “payment” shall include any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

    (g)        Except as disclosed on Section 5.13(g) of the Company Disclosure Schedule, no plan currently or in the past six years maintained, sponsored, contributed to or required to be contributed to by the Company, any of its Subsidiaries, or any of their respective current or former ERISA Affiliates is or in the past six years was (1) a “multiemployer plan” as defined in Section 3(37) of ERISA, (2) a plan described in Section 413 of the Code, (3) a plan subject to Title IV of ERISA, (4) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (5) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. The term “ERISA Affiliate” means any Person that, together with the Company or any of its Subsidiaries, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code. Except as disclosed on Section 5.13(g) of the Company Disclosure Schedule, within the past 6 years, no plan maintained, sponsored, contributed to or required to be contributed to by the Company, any of its Subsidiaries, or any of their respective current or former ERISA Affiliates has experienced a partial termination as determined under Section 411 of the Code.

    (h)        Neither the Company nor any of its Subsidiaries is subject to any liability or penalty under Sections 4975 through 4980B of the Code or Title I of ERISA. The Company and its Subsidiaries have complied with all applicable health care continuation requirements in Section 4980B of the Code and in ERISA. No “Prohibited Transaction,” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Benefit Plan.

    (i)        With respect to each Benefit Plan, all required contributions have been made or properly accrued, and no Benefit Plan has an “accumulated funding deficiency” within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries have any liability to the Pension Benefit Guarantee Corporation (“PBGC”) (other than PBGC premium payments) and there have been no Reportable Events (as defined in Section 4043 of ERISA) as to which a notice would be required to be filed with the PBGC. None of the assets of the Company or its Subsidiaries are subject to any lien arising under Section 412(n) of the Code or Section 302(f) of ERISA. With respect to each insured Benefit Plan, all premium payments have been timely made.

    (j)        With respect to each Benefit Plan that holds Company Stock and does not pass through to participants the voting rights with respect to this transaction, the trustee or committee voting such shares has been duly appointed and is authorized under the terms of that Benefit Plan to vote said Company Stock. With respect to each Benefit Plan that offers or issues Company Stock, (i) the Company has filed a currently effective registration statement with respect to such Benefit Plan, unless an applicable exemption from registration under the Securities Act exists; (ii) the Company has timely made all applicable filings under the Exchange Act with respect to such Benefit Plan; and (iii) the Company has distributed a prospectus to plan participants that complies with applicable Law.

    (k)        Section 5.13(k) of the Company Disclosure Schedule identifies each Benefit Plan that is a nonqualified deferred compensation plan, or an arrangement that would be deemed to involve “deferred compensation,” within the meaning of Section 409A(d)(1) of the Code (each such plan listed in Section 5.13(k) of the Company Disclosure Schedule, a “Deferred Compensation Plan”). Based on a good faith, reasonable interpretation of Code Section 409A pursuant to Notice 2005-1 of the Treasury Department and the Internal Revenue Service and/or proposed Treasury Regulations thereunder (a “Reasonable Interpretation”), each Deferred Compensation Plan satisfies the requirements (or can be amended to satisfy such requirements by December 31, 2006) to avoid the consequences set forth in Code Section 409A(a)(1). Based on a Reasonable Interpretation, the Company has not since October 3, 2004, (i) granted to any person an interest in any Deferred Compensation Plan which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or (ii) modified the terms of any Deferred Compensation Plan in a manner that could cause an interest previously granted under such plan to become subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code.

    5.14.        Intellectual Property.

    (a)        (i) Section 5.14(a) of the Company Disclosure Schedule lists all Owned Intellectual Property (as defined below), (ii) all Owned Intellectual Property is valid and subsisting and no Owned Intellectual Property is subject to any outstanding order, judgment or decree adversely affecting the use thereof or rights thereto, as applicable, (iii) the Company is the exclusive owner of all Owned Intellectual Property free of any Lien, and (iv) the Owned Intellectual Property may be assigned, conveyed, or otherwise transferred without the consent of any third Person. Schedule 5.14(a) of the Company Disclosure Schedule lists all Owned Intellectual Property which has been licensed to third parties (“Licenses”) or any third Person who has joint ownership or any right to use Owned Intellectual Property. All such Licenses are valid and in full force and effect, all payments due under such Licenses have been paid, and there are no defaults by any of the parties under such Licenses.

    (b)        The Owned Intellectual Property together with the Licensed-In Intellectual Property (as defined below)constitutes all of the Intellectual Property (as defined below)necessary to the conduct of the business of the Company and its Subsidiaries as conducted as of the date hereof. Except as otherwise listed on Section 5.14(b) of the Company Disclosure Schedule, no Owned Intellectual Property, Contract for Intellectual Property or Contract for IT Assets (as defined below) has lapsed, expired or been abandoned or cancelled since January 1, 2004, nor do any circumstances exist that with the passage of time or giving of notice a lapsing, expiration, abandonment, or cancellation could occur. Except as otherwise listed on Section 5.14(b) of the Company Disclosure Schedule, since January 1, 2004, no Owned Intellectual Property, Contract for Intellectual Property or Contract for IT Assets is subject as of the date hereof to any pending, or threatened, opposition, cancellation, interference, public protest or other proceeding and no such item requires within six months immediately following the date of this Agreement that any action be taken to maintain or preserve such item.

    (c)        Section 5.14(c) of the Company Disclosure Schedule lists all Company Registered IP (as defined below) as of the date hereof and the jurisdiction(s) in which each such item of Company Registered IP was or is filed or registered, including the respective application or registration numbers and dates. Each item of Company Registered IP is in compliance with all formal legal requirements (including payment of filing, examination and maintenance fees, annuities and proofs of use) and is valid and subsisting.

    (d)        Except as otherwise listed on Section 5.14(d) of the Company Disclosure Schedule, the Company Products and Services (as defined below) and the conduct of the business by the Company and its Subsidiaries have not infringed and do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third Person. Except as set forth on Section 5.14(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received at any time within the past thirty-six (36) months in writing any charge, complaint, claim, demand, threat or notice of any material legal action against the Company or any indemnitee of the Company concerning (i) the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Owned Intellectual Property, Licensed-In Intellectual Property, Company Products and Services or IT Assets, or (ii) the Company or its Subsidiaries’ right to make, have made, use, or sell Company Products or Services.

    (e)        Except as otherwise listed on Section 5.14(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has brought any actions or lawsuits, or made any threats or placed any third Person on notice, alleging (i) infringement of any of the Owned Intellectual Property or (ii) breach of any Contract authorizing another Person to use the Owned Intellectual Property or Company Products and Services, and, as of the date hereof, there is no infringement of any Owned Intellectual Property or material breach of any Contract authorizing another Person to use the Owned Intellectual Property.

    (f)        Section 5.14(f) of the Company Disclosure Schedule lists all Contracts to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Licensed-In Intellectual Property that is (i) necessary to the day to day operations of the Company and its Subsidiaries as such operations exist as of the date hereof, or (ii) incorporated into or required for the development, support, distribution, sale, and repair of Company Products and Services that the Company or its Subsidiaries offer or support as of the date hereof. No Public Software has been used in the operation of the business of the Company and its Subsidiaries in a manner which would require that source code to be distributed to the public or made available at no charge. Except as otherwise listed on Section 5.14(f), the Company has delivered or made available to Parent copies of all Contracts identified above.

    (g)        Except as otherwise listed on Section 5.14(g) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of the transactions contemplated by this Agreement will not alter, impair, diminish, result in the payment of additional amounts or royalties for or result in the loss of any rights or interests of the Company in any Owned Intellectual Property or any IT Assets.

    (h)        Except as otherwise listed on Section 5.14(h) of the Company Disclosure Schedule, the Company and its Subsidiaries have taken the steps necessary to protect and preserve their respective trademarks, patents and the confidentiality of confidential information and trade secrets. The Company and its Subsidiaries have and enforce a policy requiring each employee and consultant of the Company or any of its Subsidiaries to execute a proprietary rights and confidentiality agreement substantially in the forms provided to Parent.

    (i)        As used herein,

    1.        “Company Products and Services” means all products or services sold, distributed or otherwise made available to customers by the Company or any of its Subsidiaries as of the date hereof.

    2.        “Company Registered IP” means all Intellectual Property that is the subject of an application, certificate, filing, or registration issued by, filed with, or recorded by, any U.S. or foreign government or other Governmental Entity, and that is owned by, filed in the name of, or applied for by, the Company or any of its Subsidiaries, in each case, as of the date hereof.

    3.        “Computer Software” means all computer software and databases (including source code, object code, compilers, tools, and all related documentation) that is (i) necessary to the day-to-day operations of the Company and its Subsidiaries as such operations exist as of the date hereof, or (ii) incorporated into or required for the development, support, distribution, sale, and repair of Company Products and Services that the Company or its Subsidiaries offer or support as of the date hereof.

    4.        “Intellectual Property” means, collectively, all United States and foreign (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) all issued patents and registrations therefor, and all patent applications, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations, and reissues; (iii) trade secrets and confidential information and proprietary know-how, including without limitation processes, schematics, business methods, formulae, drawings, prototypes, models, designs, cost information, marketing data, and supplier lists; and (iv) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

    5.        “IT Assets” means computers, Computer Software, firmware, middleware, servers, workstations, routers, hubs, switches, trunks, data communications lines, and all other information technology equipment and elements, and associated documentation, and Contracts for Intellectual Property required for the use of any of the preceding, which are necessary for the operation of the business of the Company or any of its Subsidiaries as conducted as of the date hereof.

    6.        “Licensed-In Intellectual Property” means the Intellectual Property which is licensed to or otherwise made available for use by the Company or any of its Subsidiaries as of the date hereof pursuant to any Contracts for Intellectual Property.

    7.        “Owned Intellectual Property” means the Intellectual Property owned by the Company or any of its Subsidiaries as of the date hereof, including any such Intellectual Property created by the Company or any of its Subsidiaries, employees or contractors and excluding, for the avoidance of doubt, any Licensed-In Intellectual Property.

    8.        “Public Software” means any Computer Software that contains, or is derived in any manner (in whole or in part) from, any Computer Software that is distributed as free software, open source software or no-license-cost software.

    5.15.        Taxes.

    (a)        The Company and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate.

    (b)        Other than Taxes not yet due and payable or for which adequate reserves have been provided on the financial statements contained in the Company Reports, the Company and each of its Subsidiaries have paid or caused to be paid all Taxes that are required to be paid and have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, stockholder, creditor or other third party.

    (c)        All deficiencies asserted in writing or assessments made as a result of any examinations or other audits by federal, state, local or foreign taxing authorities have been paid in full, settled, or adequately provided for in the financial statements contained in the Company Reports filed on or prior to the date of this Agreement. Neither the Company nor any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax. Except as otherwise listed on Section 5.15(c) of the Company Disclosure Schedule, no audit or other examination of any Tax Return of the Company or any of its Subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination and no adjustment relating to any Tax Returns filed or required to be filed by the Company or any of its Subsidiaries has been proposed in writing by any Tax authority to the Company or any of its Subsidiaries.

    (d)        Neither the Company nor any of its Subsidiaries has ever been a member of a group filing a consolidated, unitary, combined or similar Tax Return (other than Tax Returns which include only the Company and any of its Subsidiaries) under any federal, state, local or foreign law. No written claim has ever been made by a Tax authority in a jurisdiction where the Company or any of its Subsidiaries do not file a Tax return that any of the Company or its Subsidiaries is or may be subject to a Tax liability in that jurisdiction.

    (e)        The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

    (f)        Neither the Company nor any of its Subsidiaries has been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011 -4(b)(1), a transaction that is or is substantially similar to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2) or any other transaction requiring disclosure under analogous provisions of state or local Tax law.

        For purposes of this Agreement (i) the term “Tax” or “Taxes” means all federal, state, local and foreign income, profits, franchise, gross receipts, stamp, payroll, employment, use, property, withholding, excise, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and (ii) the term “Tax Return” means all returns and reports required to be filed with, or supplied to, any federal, state, local or foreign tax authority with respect to Taxes.

    5.16.        Related Party Transactions. Except as set forth in Section 5.16 of the Company Disclosure Schedule, no director, officer or controlled affiliate of the Company (a) has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries, (b) owns any direct or indirect interest of any kind (other than the ownership of less than 5% of the stock of a publicly traded company) in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person or entity which is a party to any transaction to which the Company or any of its Subsidiaries is a party or (c) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

    5.17.        Foreign Corrupt Practices and International Trade Sanctions. Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act or any other similar applicable foreign, Federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

    5.18.        Title to Properties; Encumbrances. The Company and each of its Subsidiaries has good and, in the case of real property, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its real property, tangible property and other assets, in each case subject to no Liens, except for (a) Liens reflected in the consolidated balance sheet of the Company as of December 31, 2005, (b) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, which do not materially impair the value of such properties or the use of such property by the Company or any of its Subsidiaries in the operation of their respective business, (c) Liens for current Taxes, assessments or governmental charges or levies on property not yet delinquent and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements, (d) inchoate mechanics’ and materialmen’s and carrier’s Liens for construction in progress; (e) workmen’s, repairmen’s, warehousemen’s and carrier’s Liens arising in the ordinary course of business; and (f) Liens listed on Section 5.18 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has received a notice of default under any leases of tangible properties to which they are a party, except for (i) defaults that are not material, (ii) defaults for which the grace or cure period has not expired and which are reasonably capable of cure during the cure period, (iii) defaults which have been cured or (iv) defaults listed on Section 5.18 of the Company Disclosure Schedule. Except as disclosed on Section 5.18, all such leases are in full force and effect, and the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

    5.19.        Insurance. Section 5.19 of the Company Disclosure Schedule lists all insurance policies covering the assets, business, equipment, properties, operations, employees, directors and officers, and product warranty and liability claims that the Company maintains for itself and its Subsidiaries as of the date of this Agreement. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and the Company and its Subsidiaries are otherwise in compliance with the terms and conditions of such policies.

    5.20        Labor Matters. The Company has previously provided to Parent a copy of each collective bargaining or other labor union contract applicable to Persons employed by the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party (each a “Company Collective Bargaining Agreement”). As of the date of this Agreement, except as set forth on Section 5.20(a) of the Company Disclosure Schedule, no Company Collective Bargaining Agreement is being negotiated or renegotiated by the Company or any of its Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any Subsidiary. Except as otherwise listed on Section 5.20(a) of the Company Disclosure Schedule, as of the date of this Agreement, to the knowledge of the Company, none of the Company, any Subsidiary or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company and its Subsidiaries. Except as otherwise listed on Section 5.20(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has engaged in any material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. All individuals who perform services for the Company or any Subsidiary have been properly classified as employees or independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law.

    (b)        The Company and each Subsidiary is in compliance with all notice and other requirements under the Workers’ Adjustment and Retraining Notification Act.

    (c)        The Company and each Subsidiary is in compliance with the employment and eligibility verification requirements of the Immigration and Nationality Act and the Immigration Reform and Control Act of 1986.

    (d)        The Company and each Subsidiary maintains appropriate worker’s compensation disability insurance coverage for their respective workforces as required by law, either through insurance policies or programs provided by authorized carriers, through authorized self-insurance coverage, or a combination of both.

    (e)        Except as set forth on Section 5.20(e) of the Company Disclosure Schedule, the Company and each Subsidiary is not a contractor or subcontractor with any federal agency such that the reporting and other obligations contained in Executive Order 11,246 would apply.

    (f)        Except as set forth on Section 5.20(f) of the Company Disclosure Schedule, there is and has not been within three (3) years prior to the date hereof any claim against the Company, any Subsidiary, or its respective officers or employees, or to Company’s knowledge, threatened against Company, any Subsidiary, or its respective officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person’s employment by the Company or any Subsidiary, nor, to the knowledge of Company, is there any basis for any such claim.

    (g)        Except as set forth in Section 5.20(g) of the Company Disclosure Schedule, there are no pending claims against the Company or any Subsidiary under any workers compensation plan or policy or for long term disability not covered by insurance. There are no workers compensation proceedings pending or, to the knowledge of Company, threatened, between the Company or any Subsidiary and any of its employees, which proceedings have had or would reasonably be expected to have a Company Material Adverse Effect. Section 5.20(g) of the Company Disclosure Schedule lists each employee of the Company or any Subsidiary who is currently on leave from active employment, the reason for such leave, and the expected date of return to active employment, each person who is on a reduced schedule as an accommodation for a disability or under the Family and Medical Leave Act (“FMLA”) or any other similar state law.

    (h)        Except as set forth on Section 5.20(h) of the Company Disclosure Schedule, the employment of each of the employees of the Company or any Subsidiary is “at will” (except for non-U.S. employees of Company located in a jurisdiction that does not recognize the “at will” employment concept) and the Company does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of its employees and neither the Company nor any Subsidiary is obligated to pay severance.

    5.21.        Environmental Matters.

    (a)        Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or are disclosed on Section 5.21 of the Company Disclosure Schedule (i) the operations of the Company and its Subsidiaries are and have been for the last five (5) years in compliance with all Environmental Laws (as defined below) including all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of the Company, threatened, Environmental Claims (as defined below) under or pursuant to Environmental Laws against the Company or its Subsidiaries, (iii) the Company and its Subsidiaries have not incurred any Environmental Liabilities (as defined below) and no facts, circumstances or conditions attributable to any real property currently or previously owned, operated or leased, or to which Hazardous Materials (as defined below) were sent by the Company or its Subsidiaries or any predecessors thereof, or operations thereon would reasonably be expected to result in the incurrence by the Company or its Subsidiaries of any Environmental Liabilities, (iv) all real property now or previously owned and all real property now or previously operated or leased by the Company or its Subsidiaries is free of contamination from Hazardous Materials that violates, gives rise to liability under, or is required to be remediated under any Environmental Laws, and (v) to the knowledge of the Company, there are no facts or circumstances likely to delay or prevent implementation of this Agreement, or to require remediation, in each case pursuant to property transfer requirements of Environmental Laws.

    (b)        For purposes of this Agreement, the following terms shall have the following meanings:

        “Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, orders, claims, liens, investigations, formal requests for information, proceedings, or written notices of noncompliance or violation by any person (including, without limitation, any Governmental Entity) alleging Environmental Liability or potential Environmental Liability arising out of, based on or resulting from (A) the presence, release or disposal or threatened release or disposal of any Hazardous Materials at any real property, or (B) any violation or alleged violation of any Environmental Law.

        “Environmental Law” means any applicable law, regulation, code, license, permit, order, judgment, decree or injunction promulgated by any Governmental Entity, (A) for the protection of human health or the environment (including air, water, soil and natural resources) or (B) regulating the use, storage, handling, release or disposal of any Hazardous Material.

        “Environmental Liabilities” means all costs, liabilities, remedial obligations, losses, damages, judgments, injunctive relief, fines, penalties and sanctions imposed by a court of competent jurisdiction, by a written settlement agreement, or in an administrative proceeding by a Governmental Entity under any Environmental Law.

        “Hazardous Material” means any substance listed, defined, designated or regulated pursuant to any applicable Environmental Law including, but not limited to, petroleum products and byproducts, asbestos and polychlorinated biphenyls.

    5.22.        Products.

        Except as otherwise listed on Section 5.22 of the Company Disclosure Schedule, (i) there are no claims, statements or decisions by any Governmental Entity or arbitrator that any products sold, offered for sale or distributed by the Company or any of its Subsidiaries (“Products”) is defective or dangerous or fails to meet any standards promulgated by any Governmental Entity; (ii) within the three years prior to the date of this Agreement, there have been no recalls ordered by any Governmental Entity nor have there been any voluntary recalls by the Company with respect to any Product and (iii) to the knowledge of the Company; (x) there are no facts or circumstances relating to any Products that may give rise to any liabilities or claims for breach of warranty, product liability, or other similar liabilities or claims; and (y) there are no latent or overt design, production, manufacturing or other defects in any Products.

    5.23.        Customers.

        Section 5.23 of the Company Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of the top fifty (50) customers of the Company and its Subsidiaries based on the dollar volume of purchases from the Company and its Subsidiaries for the calendar year ended December 31, 2005. Except as otherwise listed on Section 5.23 of the Company Disclosure Schedule, no such customer has notified the Company that it intends to discontinue its relationship with the Company, nor does there exist any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any such customer nor does there exist a present condition or state of facts or circumstances known to the Company involving any of such customers which could reasonably be expected to prevent or impair the ability of the Parent from conducting the business of the Company and its Subsidiaries after the date on which the Closing occurs (the “Closing Date”) in the same manner as presently conducted by the Company and its Subsidiaries.

    5.24.        Suppliers.

        Section 5.24 of the Company Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of the top twenty-five (25) suppliers of the Company and its Subsidiaries based on the dollar volume of purchases by the Company and its Subsidiaries for the calendar year ended December 31, 2005. Except as otherwise listed on Section 5.24 of the Company Disclosure Schedule, none of such suppliers has notified the Company that it intends to discontinue its relationship with the Company nor, to the best of the Company’s knowledge, does there exist any actual or threatened termination, cancellation of limitation or, any modification or change in, the business relationship of the Company with any such supplier, nor does there exist a present condition or state of facts or circumstances known to the Company involving such supplier which could reasonably be expected to prevent or impair the ability of Parent from conducting the business of the Company and its Subsidiaries after the Closing Date in essentially the same manner as presently conducted by the Company and its Subsidiaries.

    5.25.        Takeover Statutes; Charter Provisions. The Company Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement the limitations on business combinations contained in any restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other similar anti-takeover statute or regulation (each a “Takeover Statute”). No other state or country takeover statute or similar statute or regulation applies to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

    5.26.        Brokers. No broker, finder or investment banker (other than W.Y. Campbell & Company) is entitled to any brokerage, finders’ or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished Parent with a complete and correct copy of all agreements between the Company and W.Y. Campbell & Company pursuant to which such firm would be entitled to any fee or commission relating to the transactions contemplated hereby.

    5.27        Disclosure. No representation or warranty by the Company in this Agreement or in the Company Disclosure Schedules or in any documents delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were or are made, not misleading.

ARTICLE VI

Representations and Warranties
of Parent and Merger Sub

    Parent and Merger Sub hereby represent and warrant to the Company as follows:

    6.1.        Organization, Good Standing, Qualification and Capitalization.

    (a)        Each of Parent and Merger Sub is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its businesses as now being conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has heretofore delivered or made available to the Company accurate and complete copies of its governing documents, as currently in effect, of Parent and Merger Sub.

    (b)        The authorized capital stock of Merger Sub is 40,000 shares of common stock and 20,000 shares of preferred stock, of which 1000 shares are issued and outstanding. All of the outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Only the shares of common stock of Merger Sub have voting rights and the shareholders of the Merger Sub are not required to approve the Merger.

    6.2.        Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority, and has taken all action necessary, to execute, deliver and perform under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, and assuming due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms except for (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors generally and (ii) the effect of equitable principles of general application.

    6.3        Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of Parent or Merger Sub or any of their Subsidiaries for the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, other than (i) pursuant to applicable requirements of the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger pursuant to the MBCA, (iii) compliance with the HSR Act, or (iv) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters. Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (A) conflict with or result in any breach, violation or infringement of any provision of the respective governing documents of Parent or Merger Sub, (B) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub is a party or by which any of them or any of their respective properties or assets may be bound, (C) change the rights or obligations of any party under any Contract, or (D) violate or infringe any Law applicable to Parent or Merger Sub, except in the case of (B) or (C) for breaches, violations, infringements, defaults or changes which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

    6.4.        Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

    6.5.        Disclosure Documents. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in the Proxy Materials, at the date it is first mailed to stockholders of the Company or at the time of the Stockholders Meeting contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information so provided by Parent or Merger Sub that subsequently changes or becomes incomplete or incorrect to the extent such changes or failure to be complete or correct are promptly disclosed to the Company, and Parent and Merger Sub reasonably cooperate with the Company in preparing, filing or disseminating updated information to the extent required by Law.

ARTICLE VII

Covenants

    7.1.        Interim Operations.

    (a)        Except as set forth in the corresponding section of the Company Disclosure Schedule (including the capital expenditure, spending and other budgets contained therein) or otherwise as expressly provided hereby, subject to applicable law, the Company covenants and agrees as to itself and its Subsidiaries that, from the date of this Agreement until the Effective Time, the business of it and its Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable commercial efforts to preserve its business organization intact and maintain its existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of the present employees and agents of the Company and its Subsidiaries. Without limiting the generality of the foregoing and in furtherance thereof, from the date of this Agreement until the Effective Time, the Company will not and will not permit its Subsidiaries to (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed):

    (i)        adopt or propose any change in its articles of incorporation or by-laws (or similar governing documents);

    (ii)        merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions among wholly-owned Subsidiaries of the Company that are not obligors or guarantors of third party indebtedness;

    (iii)        except as set forth in Section 7.1(a)(iii) of the Company Disclosure Schedule, acquire assets from any other Person with a value or purchase price in the aggregate in excess of $250,000 other than acquisitions pursuant to Contracts to the extent in effect immediately prior to the execution of this Agreement (other than any such Contract that is a Significant Contract but is not listed on Section 5.11 of the Company Disclosure Schedule or a true and correct copy of which was not previously made available to Parent prior to the date hereof) and the purchase of materials, supplies or services for the manufacture, delivery or sale of the Company’s products in the ordinary course of business;

    (iv)        other than pursuant to Contracts to the extent in effect as of immediately prior to the execution of this Agreement and set forth in Section 7.1 (a)(iv) of the Company Disclosure Schedule, and other than the issuance of shares of Common Stock upon the exercise of outstanding Company Options outstanding on the date hereof, disclosed pursuant to Section 5.2 and in accordance with their terms, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of stock of the Company or any of its Subsidiaries (other than the issuance of shares by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary), or securities convertible or exchangeable or exercisable for any shares of such stock, or any options, warrants or other rights of any kind to acquire any shares of such stock or such convertible or exchangeable securities;

    (v)        grant any Lien on assets of the Company or any of its Subsidiaries in excess of $50,000 or outside the ordinary course of business consistent with past practice;

    (vi)        other than pursuant to Contracts to the extent in effect as of immediately prior to the execution of this Agreement and set forth in Section 7.1(a)(vi) of the Company Disclosure Schedule, make any loan, advance or capital contribution to or investment in any Person in excess of $50,000 in the aggregate;

    (vii)        declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Stock (except for dividends or other distributions by any direct or indirect wholly-owned Subsidiary of the Company to the Company) or to any other direct or indirect wholly-owned Subsidiary of the Company or enter into any agreement with respect to the voting of its stock, except for dividends declared in January, 2006 at a rate per share no greater than the amount of each of the quarterly dividends which the Company has paid for the immediate past four (4) quarters and which have not been paid as of the date hereof;

    (viii)        reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock except the acceptance of shares of Common Stock as payment of the exercise price of stock options or for withholding taxes incurred in connection with the exercise of Company Options in accordance with past practice and the terms of the applicable award and the acceptance of Class B Common Stock in exchange for Common Stock;

    (ix)        waive any stock repurchase rights; accelerate, amend or change the period of exercisability of options granted under any employee, consultant, director or other stock plans; or authorize cash payments in exchange for any options granted under any of such plans (other than pursuant to cashless exercise provisions in effect on the date hereof);

    (x)        incur any indebtedness for borrowed money which, together with existing indebtedness and capital leases exceeds $27.5 million, or guarantee such indebtedness of another Person, issue or sell any securities or warrants or other rights to acquire any security of the Company or any of its Subsidiaries, except for the issuance of Common Stock upon the exercise of Company Options or the exchange of Class B Common Stock, except, in the case of each of the foregoing, arrangements by and between any direct or indirect wholly-owned Subsidiary of the Company and the Company or any other direct or indirect wholly-owned Subsidiary of the Company;

    (xi)        make or authorize any capital expenditure which individually exceeds $100,000 or in the aggregate exceeds $300,000, except as disclosed in Section 7.1(a)(xi) of the Company Disclosure Schedule, or any operating expenditure other than in the ordinary course of business and consistent with the operating budgets disclosed in Section 7.1(a)(xi) of the Company Disclosure Schedule;

    (xii)        other than as otherwise permitted by this Agreement, enter into any Contract that would have been a Significant Contract had it been entered into prior to the execution of this Agreement except with respect to the sale of the Company’s products in the ordinary course of business, purchases for the manufacture or sale of the Company’s products in the ordinary course of business or other contracts in the ordinary course of business consistent with past practice;

    (xiii)        amend or modify in any material respect, or terminate or waive any material right or benefit under, any Significant Contract;

    (xiv)        except as required by GAAP or applicable Law (as to which the Company will give prompt written notice to the Parent), make any change in financial accounting methods, principles or practices;

    (xv)        settle any litigation or other proceedings before or threatened to be brought before a Governmental Entity for an amount in excess of $100,000 or which would be reasonably likely to have an adverse impact of $100,000 on the net income of the Company or any of its Subsidiaries or on any current or future litigation or other proceeding of the Company or any of its Subsidiaries;

    (xvi)        pay, discharge, settle or satisfy any liabilities or obligations of any nature in excess of $100,000, other than any payment, discharge, settlement or satisfaction (A) required by applicable Law, (B) in the ordinary course of business or (C) in accordance with their terms, of liabilities or obligations recognized or disclosed in the most recent financial statements (or the notes thereto) of the Company included in the Company Reports;

    (xvii)        waive the benefits of, agree to modify in any manner, terminate, release any person from, or knowingly fail to use reasonable efforts to enforce, the confidentiality or nondisclosure provisions of any Significant Contract to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a named third party beneficiary;

    (xviii)        cancel or fail to use commercially reasonable efforts to renew, with reasonable substitutes, any insurance policy naming the Company or any of its Subsidiaries as a beneficiary or loss payee;

    (xix)        except as disclosed in Section 7.1(a)(xix) of the Company Disclosure Schedule, sell, lease, license, or otherwise dispose of any assets of the Company or its Subsidiaries except for ordinary course sales of products or services provided in the ordinary course of business consistent with past practice or obsolete assets, and except for sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $100,000 in the aggregate, other than pursuant to Contracts in effect prior to the execution of this Agreement (other than any such Contract that is a Significant Contract but is not listed on Section 5.11 of the Company Disclosure Schedule or a true and correct copy of which was not previously made available to Parent prior to the date hereof);

    (xx)        except as required pursuant to existing written, binding agreements or Benefit Plans in effect prior to the execution of this Agreement and set forth in Sections 5.13 or 7.1(a)(xx) of the Company Disclosure Schedule, or as otherwise required by Law or with respect to new hires below the officer level (except with respect to clause (6) below, which will be applicable to all new hires), (1) enter into any new employment or compensatory agreements with any officer, employee or director of the Company or any of its Subsidiaries (including entering into any bonus, severance, change of control, termination, reduction-in- force or consulting agreement or other employee benefits arrangement or agreement pursuant to which such person has the right to any form of compensation from the Company or any of its Subsidiaries); except, with respect to any new officer that will replace a former officer, entering into a new employment or company agreement in which the overall compensatory package of such officer is no more favorable (in terms of compensation, severance, duration and other matters) than the former officer whom the new officer will replace; (2) promote any employee, other than promotions on terms that are no more favorable (in terms of compensation, severance, duration and other matters) than the terms upon which any employee previously serving in the applicable capacity was entitled; or (3) increase the compensation or employee benefits of any officer, employee, consultant, or director of the Company or any of its Subsidiaries, except with respect to employees only, for increases in the ordinary course of business consistent with past practice (including timing of increases); or (4) hire any officer or director, except in connection with the replacement of an officer whose employment has terminated, provided the overall compensatory package of such officer is no more favorable (in terms of compensation, severance, duration and other matters) than the terminated officer; or (5) adopt or amend any Benefit Plan in any respect that would increase the cost of such Benefit Plan to the Company, or accelerate vesting or payment under, any Benefit Plan; or (6) agree or commit to provide severance benefits to any newly hired officer, employee or director of the Company or any of its Subsidiaries other than as required by Benefit Plans set forth on Section 5.13 of the Company Disclosure Schedules;

    (xxi)        engage in the conduct of any new line of business (other than any new product or service offerings reflected on the capital expenditure, spending and other budgets);

    (xxii)        manage working capital other than in the ordinary course of business consistent with past practice, including extending the payment of accounts payable and/or accelerating the collection of accounts receivable, which has an adverse impact of $1 million or more on cash flow; or

    (xxiii)        agree, resolve or commit to do any of the foregoing.

    7.2.        Acquisition Proposals.

    (a)        The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries’ employees, agents and representatives (including any investment banker, attorney, consultant or accountant (“Representatives”) retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to: (i) a merger, reorganization, share exchange, consolidation or similar transaction involving the Company; (ii) any purchase of any material equity interest in the Company or of any material portion of the assets of the Company and its Subsidiaries, taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practice; (iii) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (iv) the repurchase by the Company or any of its Subsidiaries of any of the outstanding shares of Stock; or (v) any combination of the foregoing (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries’ Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, that nothing contained in this Section 7.2(a) shall prevent the Company or the Company Board from (x) complying with its disclosure obligations under Sections 14d-9 and 14e-2 of the Exchange Act with regard to an Acquisition Proposal (provided that neither the Company nor the Company Board shall withdraw, modify or qualify the Recommendation or recommend an Acquisition Proposal except as permitted by clause (C) below); and (y) at any time prior to, but not after, the condition set forth in Section 8.1(a) has been satisfied, (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal that constitutes or is reasonably likely to lead to a Superior Proposal (as defined below) if the Company receives from the Person so requesting such information an executed confidentiality agreement on customary terms that are substantially similar to those of the Confidentiality Agreement entered into by and between the Company and the Parent, dated June 23, 2005 (the “Confidentiality Agreement”); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal that constitutes or is reasonably likely to lead to a Superior Proposal if the Company receives from such Person an executed confidentiality agreement as described in (A) above; or (C) withdrawing, modifying or qualifying the Recommendation and recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, in each case, if and only to the extent that, (I) in each such case referred to in clause (A), (B) or (C) above, (x) neither the Company nor its Subsidiaries nor any of their respective Representatives shall have violated any of the restrictions set forth in this Section 7.2(a) in connection with such Acquisition Proposal and (y) the Company Board determines in good faith after consultation with outside legal counsel that taking such action is necessary to comply with the Company directors’ fiduciary duties under applicable Law; and (II) in the case of clause (C), Parent shall have had written notice of the Company Board’s intention to take the action referred to in clause (C) at least three business days prior to the taking of such action by the Company Board, and during such three business day period, the Company and its advisors shall have negotiated in good faith with Parent to make such modifications to this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and the Company Board fully considers any such modifications and nonetheless concludes in good faith that such Acquisition Proposal would constitute a Superior Proposal (it being understood and agreed that any amendment to the consideration or any other material term of a Superior Proposal shall require a new written notice of the Superior Proposal to Parent and a new three business day period, provided that if Parent has previously notified the Company in writing of its refusal to adjust the Merger Consideration and in response to an Acquisition Proposal the Company Board has previously determined that the Acquisition Proposal would constitute a Superior Proposal, then if the third party further increases its consideration, there shall not be required an additional three business day period). For purposes of this Agreement, a “Superior Proposal” shall mean an Acquisition Proposal that involves the acquisition of a majority or more of the outstanding voting securities of the Company or any sale, lease, exchange, transfer, license or acquisition of substantially all of the assets of the Company on terms that the Company Board determines in good faith (w) is reasonably likely to be consummated, in light of all relevant legal, financial, regulatory and other aspects of such Acquisition Proposal, including the identity of the Person making such Acquisition Proposal, (x) after consultation with its independent financial advisor, would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement (taking into account any new definitive and binding proposals by Parent), (y) after consultation with its independent financial advisor, is made by a Person that has the financial capability (including borrowing capacity or committed financing) to consummate such Acquisition Proposal, and (z) is either (1) not subject to any due diligence condition, or (2) if such Acquisition Proposal is subject to a due diligence condition, the condition in Section 8.2(c) has not expired or been waived, and the Company has notified the Parent of such Acquisition Proposal at least ten (10) business days prior to accepting such proposal and during such ten (10) business days, the Company and its advisors have negotiated in good faith with Parent to make such modifications to this Agreement that such Acquisition Proposal would no longer constitute a Superior Proposal and the Company Board fully consider any such modifications and nonetheless concludes in good faith that such Acquisition Proposal would constitute a Superior Proposal.

    (b)        The Company agrees that it will notify Parent promptly and in any event within one business day if an Acquisition Proposal is received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated with, it or any of its Representatives, indicating, in connection with such notice, the material terms and conditions of such Acquisition Proposal, and thereafter shall keep Parent fully informed of any significant changes in the status and terms of any such Acquisition Proposal. The Company agrees that, contemporaneously with furnishing any information to such Person, the Company will furnish such information to Parent (unless Parent has already had access to, or received, such information, in which case the Company will notify Parent that such information has been provided to such Person).

    (c)        The Company will, and will cause its Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons other than Parent conducted prior to the date hereof with respect to any Acquisition Proposal.

    7.3.        Stockholder Meeting; Proxy Material.

    (a)        The Company shall duly call and shall use its reasonable commercial efforts to hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of obtaining the approval of this Agreement and the Merger by the Company stockholders required to satisfy the conditions set forth in Section 8.1(a) as promptly as practicable after the conditions in Sections 8.2(c) and (d) have expired or have been waived. In connection with the Stockholders Meeting, the Company will (i) as promptly as practicable after the conditions in Sections 8.2(c) and (d) (i) have expired or have been waived, prepare and file with the SEC the Proxy Materials to the Merger and the other transactions contemplated hereby, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will provide copies of such comments to Parent and Merger Sub promptly upon receipt, (iii) as promptly as reasonably practicable, prepare and file (after Parent and Merger Sub have had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use its reasonable commercial efforts to have cleared by the SEC, and will thereafter mail to its stockholders as promptly as reasonably practicable, the Proxy Materials and all other customary proxy or other materials for meetings such as the Stockholders Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Proxy Materials if any event shall occur which requires such action at any time prior to the Stockholders Meeting, and (vi) otherwise comply with all requirements of Law applicable to the Stockholders Meeting and the Merger. The Company will provide Parent and Merger Sub an opportunity to review and comment upon the Proxy Materials, or any amendments or supplements thereto, or any SEC comments received with respect thereto, prior to filing the same with the SEC.

    (b)        Subject to the terms of this Agreement, the Recommendation of the Company Board shall be included in the Proxy Materials, and all members of the Company Board who supported or voted in favor of the Recommendation of the Company Board shall use reasonable commercial efforts to take all action to support the adoption of this Agreement by the holders of shares of Stock. The Company’s obligation to call, give notice of, convene and hold the Stockholders’ Meeting in accordance with this Section 7.3(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any change in the Recommendation unless this Agreement is earlier terminated in accordance with Article IX. During the term of this Agreement, the Company shall not submit to the vote of its stockholders any Acquisition Proposal.

    7.4.        Reasonable Commercial Efforts; Cooperation.

    (a)        Upon the terms and subject to the conditions of this Agreement, each of Parent, Merger Sub and the Company agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable including, but not limited to, (i) preparing and filing all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby (including making or causing to be made the filings required under the HSR Act as promptly as practicable as provided above) and the taking of such actions as are necessary to obtain any approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity that are necessary for the consummation of the transactions contemplated hereby, (ii) cooperating with the other in connection with the preparation and filing of any such forms, registrations and notices (including, with respect to the party hereto making a filing, providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to consider in good faith all reasonable additions, deletions or changes suggested in connection therewith) and in connection with obtaining any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (iii) satisfying the conditions to the consummation of the Merger set forth in Article VIII, and (iv) executing any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement and the applicable provisions of the MBCA, each party hereto agrees to use reasonable best efforts to cause the Effective Time to occur as soon as practicable after the approval by the stockholders of the Company of the Merger at the Stockholders Meeting. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use reasonable best efforts to take all such necessary action.

    (b)        The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Materials or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

    (c)        Subject to applicable Law, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications between Parent or the Company, as the case may be, or any of their respective Subsidiaries, and any third party and/or any Governmental Entity with respect to such transactions. The Company shall give prompt notice to Parent of any change, fact or condition, that is reasonably likely to result in a Company Material Adverse Effect or of any failure of any condition to Parent’s obligations to effect the Merger, and Parent shall give prompt notice to the Company of any change, fact or condition, that is reasonably likely to result in a failure of any condition to the Company’s obligations to effect the Merger. No party hereto shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity with respect to the transactions contemplated hereby without giving the other party hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. The parties hereto shall consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted to any Governmental Entity by or on behalf of any party hereto in connection with the transactions contemplated hereby.

    (d)        Until the Closing, the Company shall have the continuing obligation to promptly supplement the information contained in the Company Disclosure Schedules with respect to any matter hereafter discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedules.

    (e)        Except as set forth in the next succeeding sentence, neither the supplementation of the Company Disclosure Schedule pursuant to the obligations in Section 7.4(d) nor any disclosure after the date hereof of the untruth of any misrepresentation and warranty made in this Agreement, shall operate as a cure of any breach of (i) the failure to disclose the information, nor (ii) any untrue representation or warranty made herein. Notwithstanding anything in this Agreement to the contrary, if such supplementation by the Company is either provided prior to the condition in Section 8.2(c) being waived or having expired or is consented to in writing by Parent (which consent shall be deemed to have been given if the transactions contemplated hereby are consummated), such supplementation shall be deemed to cure any such untrue representation or warranty, and such representation or warranty, as so supplemented, shall be deemed to have been amended accordingly.

    (f)        The Company shall use its reasonable commercial efforts to assist and cooperate with Parent and Merger Sub in connection with their efforts to obtain the proceeds of any debt and/or equity financing Parent or Merger Sub seeks in connection with the transactions anticipated by this Agreement or the ongoing operations of the Company, including, subject to customary confidentiality obligations, providing reasonably required information relating to the Company and its Subsidiaries to the financial institution or other institutions or potential co-investors providing alternative financing; provided, however, that the Company shall not be required to enter into any agreement, make any undertaking, pay any commitment or similar fee or incur any other liability or expense in connection therewith prior to the Effective Time and, in any event, Parent shall indemnify and hold harmless the Company for any and all liabilities of any type or nature in connection with the Company’s assistance or cooperation pursuant to this Section 7.4(f).

    7.5.        Access. Subject to applicable Laws relating to the sharing of information, upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford Parent, and its officers, employees, counsel, accountants, financial advisors and other authorized Representatives, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts, management and records and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested. At the request of Parent, throughout the period prior to the Effective Time, the Company shall use its reasonable commercial efforts to obtain waivers from Persons who are parties to Contracts with the Company or its Subsidiaries that contain confidentiality provisions in order for Parent to be provided reasonable access to such Contracts. Without limiting the foregoing, the Company shall keep Parent apprised on a current basis of the status of and developments relating to all material litigation and regulatory matters.

    7.6.        Public Announcements. The initial press release regarding the Merger shall be a joint press release in the form attached hereto as Exhibit A, and thereafter Parent and the Company shall not issue any such press release or make any such public statement without the prior written consent of the other party, except as may be required by applicable Law or by obligations pursuant to any listing agreement with NASDAQ, in which case the parties must consult with each other prior to such release or public statement to the extent practicable.

    7.7.        Employee Benefits.

    (a)        Parent agrees that it shall cause the Surviving Corporation to honor each Benefit Plan identified in Section 5.13 of the Company Disclosure Schedule in accordance with its terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. Notwithstanding the foregoing, nothing contained herein shall obligate Parent, the Surviving Corporation or any of their affiliates to maintain any particular Benefit Plan or retain the employment of any employee.

    (b)        Without limiting the generality of Section 10.10, nothing herein expressed or implied shall confer upon any current or former employee of the Company or any of its Subsidiaries or upon any representative of any such person, or upon any collective bargaining agent, any rights or remedies, including any third party beneficiary rights or any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

    7.8.        Indemnification: Directors’ and Officers’ Insurance.

    (a)        The indemnification, advancement and exculpation provisions of the Company’s Restated Articles of Incorporation, as amended, and the Company’s By-Laws as may be in effect at the date hereof, shall be incorporated into the Articles of Incorporation and By-laws of the Surviving Corporation and shall not be amended, repealed or otherwise modified for a period of thirty-nine (39) months from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

    (b)        The Surviving Corporation shall and Parent shall cause the Surviving Corporation to either maintain the Company’s and its Subsidiaries’ existing directors’ and officers’ liability insurance (“D&O Insurance”) (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) covering each Person covered as of the Effective Time by the Company’s officers’ and directors’ liability insurance policy (each such Person, an “Indemnified Party”) with insurers and on terms with respect to coverage and amount no less favorable than those of such policy or policies in effect on December 31, 2005, for a period of thirty-nine (39) months after the Effective Time or obtain “tail” insurance with such insurers coverage amounts and duration; provided, however, that such insurance shall be purchased through an insurance broker reasonably approved by Parent.

    (c)        The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives.

    7.9.        Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and the Company Board (or any appropriate committee of the Company Board) shall grant all approvals and use their reasonable commercial efforts to take all actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.

    7.10        Representation and Warranty Insurance.The Company will use its reasonable commercial efforts to cooperate with Parent in obtaining representation and warranty insurance at such level and with such coverage as designated by Parent, provided that the Company shall not have any obligation in connection therewith, including the payment of premiums, until contemporaneous with or after the Effective Time.

ARTICLE VIII

Conditions

    8.1.        Conditions to the Obligations of the Company, Parent and Merger Sub to Effect the Merger. The respective obligation of each of the Company, Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver by the Company, Parent and Merger Sub at or prior to the Closing of each of the following conditions:

    (a)        Stockholder Approval. The Merger, shall have been duly approved by holders of shares of Stock constituting the Company Requisite Vote in accordance with applicable Law and the Company’s Restated Articles of Incorporation, as amended, and By-Laws.

    (b)        Regulatory Consents. (i) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and (ii) all other governmental consents required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries shall have been obtained, other than those which the failure to obtain would not, individually or in the aggregate, (A) have a Company Material Adverse Effect or (B) result in a criminal violation.

    (c)        No Injunction. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, determination, decree, injunction or other order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an “Injunction”).

    8.2.        Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

    (a)        Representations and Warranties. (i) except to the extent such failure is not likely to result in a Company Material Adverse Event, the representations and warranties of the Company set forth in this Agreement together with the Company Disclosure Schedule as amended pursuant to Section 7.4 (e) shall be true and correct (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties together with the Company Disclosure Schedule as amended pursuant to the last sentence of Section 7.4(e) had been made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer to the effect that the condition set forth in this Section 8.2(a) has been satisfied.

    (b)        Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the condition set forth in this Section 8.2(b) has been satisfied.

    (c)        Due Diligence. Parent shall be reasonably satisfied with the results of its due diligence investigations, which may include (i) business and financial due diligence; (ii) legal, tax, environmental, ERISA, intellectual property, insurance and regulatory reviews of the Company and its operations and properties; and (iii) subject to prior approval of the Company, customer, supplier and management reference checks, provided that the condition in this Section 8.2(c) shall expire on the forty-fifth (45th) day following the date of this Agreement.

    (d)        Financing. Parent shall have (i) obtained and accepted customary commitments for debt financing in amounts and on terms acceptable to Parent on or before April 15, 2006, and (ii) closed the financings anticipated by such commitments on or before the Closing Date.

    (e)        Covenants Not to Compete. The Company shall not have waived or modified existing agreements duly executed by the executive officers of the Company agreeing not to directly or indirectly compete with the businesses of the Company or any of its Subsidiaries.

    (f)        No Proceedings. There shall be no Action pending or threatened by any Governmental Entity that seeks to enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

    (g)        Material Adverse Change. As of the Closing Date, a Company Material Adverse Effect shall not have occurred since the date of this Agreement.

    (h)        Dutmers Consulting and Non-Compete. Parent and William Dutmers shall have entered into a consulting and non-competition agreement consistent with the preliminary terms agreed between William Dutmers and Parent.

    8.3.        Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

    (a)        Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (A) on the date of this Agreement and (B) on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) the Company shall have received at the Closing a certificate signed on behalf of each of Parent and Merger Sub by a senior executive officer of each to the effect that the condition set forth in this Section 8.3(a) has been satisfied.

    (b)        Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by a senior executive officer of each to the effect that the condition set forth in this Section 8.3(b) has been satisfied.

    (c)        Opinion of Investment Banking Firm. The opinion of W. Y. Campbell referenced in Section 5.3(b) has not been withdrawn or modified.

    8.4.        Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to perform any of its obligations under this Agreement, and in such case any so affected condition shall be deemed satisfied.

ARTICLE IX

Termination

    9.1.        Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of the Company referred to in Section 8.1(a), by mutual written consent of the Company, by action of the Company Board and Parent, by action of its Board of Managers.

    9.2.        Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent, by action of its General Partner or by the Company, by action of the Company Board if (a) the Merger shall not have been consummated by August 31, 2006 (the “Termination Date”), (b) the approval by the Company’s stockholders contemplated by Section 8.1(a) shall not have been obtained at the Stockholders Meeting (after giving effect to all adjournments or postponements thereof), (c) any Injunction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to Section 9.2(a) or Section 9.2(c) shall not be available to any party if the circumstances described in Section 9.2(a) or Section 9.2(c) were caused by such party’s breach of its obligations under this Agreement, or (d) after April 15, 2006, if Parent shall not have obtained and accepted customary financing commitments as provided in Section 8.2(d).

    9.3.        Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Company Board (a) if the Company elects to enter into a binding agreement with respect to a Superior Proposal pursuant to and in compliance with Section 7.2(a), (b) if there has been a breach of any representations, warranties, covenants or agreements made by Parent or Merger Sub in this Agreement, or any such representations and warranties shall have become untrue or incorrect after the execution of this Agreement, such that (i) the condition set forth in either Section 8.3(a) or 8.3(b) would not be satisfied and (ii) such breach or failure to be true and correct is not cured by the date 30 calendar days after the occurrence of such breach or failure to be true and correct or is not curable within such time or (c) the Closing does not occur within ten (10) business days after the approval of the Merger by the shareholders of the Company and the other conditions of the Closing set forth in Sections 8.1 and 8.2 hereof have been met.

    9.4.        Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the General Partner of Parent (a) if the Company Board shall have failed to recommend the Merger for the Merger Consideration to the stockholders of the Company or if the Company Board shall have subsequently withdrawn such recommendation for any reason other than as anticipated by Section 9.3(a), (b) if on the Termination Date any of the conditions set forth in Sections 8.1 or 8.2 have not expired or been satisfied or waived, or (c) if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue or incorrect after the execution of this Agreement, such that (i) the condition set forth in either Section 8.2(a) or 8.2(b) would not be satisfied, (ii) such breach or failure to be true and correct is not cured by the date 30 calendar days after the occurrence of such breach or failure to be true and correct or is not curable within such time, and (iii) as to Section 8.2(a) only, as a result it is reasonably likely a Company Material Adverse Event will occur, (d) if, by the Termination Date, the Stockholders Meeting shall have not been held, or the vote of the Company’s stockholders contemplated by Section 7.3 of this Agreement has not been taken, or (e) on or before April 15, 1006, if Parent is not reasonably satisfied with the results of its due diligence investigations as provided in Section 8.2(c).

    9.5.        Effect of Termination and Abandonment; Termination Fee.

    (a)        In the event of a termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, this Agreement (other than the obligations pursuant to this Section 9.5, if applicable) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement. In such event the Company shall pay the Parent, by wire transfer of immediately available funds, Three Million Dollars ($3,000,000) (a “Termination Fee”) if the Agreement shall be terminated pursuant to Section 9.3(a), or if the Parent shall terminate this Agreement pursuant to Section 9.4(a), such Termination Fee to be paid on the business day immediately following such termination. Further, if the Agreement is terminated pursuant to Section 9.2(b) or if the Parent shall terminate this Agreement (i) pursuant to Section 9.4(c) and all the conditions at Closing in Section 8.1, 8.2, 8.3 (other than Section 8.1(a) and other conditions to be performed at Closing) have been met, because of a breach of a representation or warranty and any of the Executive Officers (as defined below) knew that such representation or warranty was untrue or incorrect when made, (ii) pursuant to 9.4(c) because of a breach of a covenant or agreement, or (iii) pursuant to Section 9.4(d) and all the conditions at Closing in Section 8.1, 8.2, 8.3 (other than Section 8.1(a) and other conditions to be performed at Closing) have been met, the Company shall reimburse Parent its out-of-pocket expenses incurred with respect to the transactions anticipated by this Agreement (“Expense Reimbursement Fee”) up to an amount not to exceed Two Million Dollars ($2,000,000), and provided further, that if Parent shall terminate the Agreement pursuant to Section 9.4(c) because of a breach of a representation or warranty and none of the Executive Officers knew, but in the exercise of reasonable commercial care should have known, that a representation or warranty was untrue or incorrect when made, the Company shall pay Parent an Expense Reimbursement Fee not to exceed One Million Dollars ($1,000,000). Any Expense Reimbursement Fee shall be paid by wire transfer on the business day immediately following termination. For the purposes of this paragraph, the term “Executive Officers” shall mean Bill Dutmers, Leslie Cummings, Dan Pickett and Jack Master.

ARTICLE X

Miscellaneous and General

    10.1.        Non-Survival of Representations and Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, except as set forth in Section 9.5 hereof, the termination of this Agreement pursuant to the terms hereof. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    10.2        Limitations of Claims.The amounts payable under Section 9.5(a) are the only amounts payable by the Company and the only claim that Merger Sub or Parent shall have against the Company or any of its officers or directors with regard to any breach of or noncompliance with any term of this Agreement, whether or not the Agreement is terminated by either party.

    10.3.        Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, (i) this Agreement may be amended, modified or supplemented only in writing executed by each of the parties hereto by action of the Board of Directors or General Partner of each such party, and (ii) any provisions herein may be waived only in writing executed by the party or parties against whom such waiver is asserted by action of such party or parties’ Board of Directors of General Partner.

    10.4.        Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law, in such party’s sole discretion.

    10.5.        Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

    10.6.        Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

    10.7.        GOVERNING LAW AND VENUE: ARBITRATION; WAIVER OF JURY TRIAL.

    (a)        THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF MICHIGAN WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereto hereby irrevocably submit exclusively to the jurisdiction of the courts of the State of Michigan and the Federal courts of the United States of America located in the State of Michigan solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Michigan State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties for purposes of the foregoing.

    (b)        Arbitration. Except as may be otherwise set forth herein (including with respect to claims under Sections 7.2 or 9.5) and except claims seeking injunctive relief, any dispute, controversy, difference or claim arising out of or relating to or in connection with this Agreement or the transactions contemplated hereby shall be finally settled by arbitration in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor thereto. Any such arbitration shall be submitted to a three (3) member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor thereto. The arbitration shall be conducted in Lansing, Michigan, or such other place as the parties thereto may agree. The award rendered by the arbitrators in the arbitration proceeding shall be final and binding upon the parties thereto and no party shall seek further recourse to courts, other tribunals or otherwise, other than to enforce such determination. A judgment may be entered to enforce the arbitrators’ determination in any court having jurisdiction.

    (c)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

    10.8        Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile, email or by overnight courier:

If to Parent or Merger Sub:

Wind Point Partners V, L.P.
One Towne Square, Suite 780
Southfield, MI 48076
Attention: Salam Chaudhary
Facsimile: 248-945-7220
e-mail: snc@wppartners.com

with a copy, which will not constitute notice, to:

Dickinson Wright PLLC
500 Woodward Avenue
Suite 4000
Detroit, MI 48226
Attention: Richard M. Bolton
Facsimile: 313-223-3648
Email: rbolton@dickinsonwright.com

If to the Company:

Knape & Vogt Manufacturing Company
2700 Oak Industrial Dr. N.E.
Grand Rapids, Michigan 49505
Attention: Bill Dutmers
Facsimile: (616)
Email: bill.dutmers@kv.com

with a copy, which will not constitute notice, to:

Varnum, Riddering, Schmidt & Howlett, LLP
333 Bridge N.W.
Grand Rapids, Michigan 49504
Attention: Daniel C. Molhoek
Facsimile: (616) 336-7000
Email: dcmolhoek@varnumlaw.com

or to such other persons or addresses as may be designated in writing by the Person to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one business day by delivery pursuant to one of the other methods described herein); or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

    10.9.        Entire Agreement. This Agreement, together with the schedules and Annexes hereto, and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    10.10.        No Third Party Beneficiaries. Except as expressly set forth in Section 7.8 (Indemnification; Directors’ and Officers’ Insurance) of this Agreement, this Agreement is not intended to, and does not, confer upon any Person other than the parties who are signatories hereto any rights or remedies hereunder.

    10.11.        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

    10.12.        Interpretation; Absence of Presumption.

    (a)        For the purposes hereof: (1) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (2) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedules and annexes hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule, and Annex references are to the Articles, Sections, paragraphs, Schedules and Annexes to this Agreement unless otherwise specified; (3) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified; (4) the word “or” shall not be exclusive; (5) provisions shall apply, when appropriate, to successive events and transactions; and (6) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.

    (b)        The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

    10.13        Expenses. Except as otherwise provided in Section 9.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

    10.14        Assignment. This Agreement shall not be assignable by any party hereto. The foregoing notwithstanding, each of Parent and Merger Sub may assign its rights and interests (i) to any of its affiliates or any partnerships or other entities controlled by or affiliated with Parent’s general partner or the general partner or manager of such entity, whereupon all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties with respect to such other Subsidiary as of the date of such designation or (ii) without the Company’s consent, for collateral security purposes, to any lender providing financing to Parent, Merger Sub or any of their affiliates or permitted assigns. Any non-permitted assignment in violation of this Agreement will be void ab initio.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

Knape & Vogt Manufacturing Company

By: /s/
Name: William Dutmers
Title: Chairman and Chief Executive Officer

Wind Point Partners V, L.P.
By: Wind Point Investors V, L.P.
Its: General Partner

By: /s/
Name: James P. TenBroek
Title: Managing Director

By: /s/
Name: Jeffrey A. Gonyo
Title: Managing Director

Slideco, Inc.
By: /s/
Name: Salam Chaudhary
Title: Vice President

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), by and between Wind Point Partners V, L.P., a Delaware limited partnership (“Assignor”), and Wind Point Partners VI, L.P., a Delaware limited partnership (“Assignee”), is made and effective as of April 10, 2006 (the “Effective Date”).

RECITALS

    A.        Assignor, Slideco, Inc., a Michigan corporation and a wholly-owned subsidiary of Assignor (“Slideco”), and Knape & Vogt Manufacturing Company, a Michigan corporation (“KV”), have entered into an Agreement and Plan of Merger, dated as of February 9, 2006 (the “Merger Agreement”).

    B.        Upon the consummation of the transactions contemplated by the terms of the Merger Agreement, Slideco will be merged with and into KV, with KV being the surviving corporation.

    C.        Section 10.4 of the Merger Agreement provides that Assignor may assign its rights and interests under the Merger Agreement to any of Assignor’s affiliates or any partnerships or other entities controlled by, or affiliated with, Assignor’s general partner or the general partner or manager of such entity.

    D.        Assignee meets the criteria for permitted assignees as established by Section 10.4 of the Merger Agreement.

    E.        Assignor desires to assign its rights and obligations under the Merger Agreement to Assignee, and Assignee desires to accept and assume Assignor’s rights and obligations under the Merger Agreement.

AGREEMENT

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.        Assignment and Assumption. As of the Effective Date, Assignor hereby assigns, sells, transfers and sets over to Assignee, and Assignee hereby accepts and assumes from Assignor, all of Assignor’s rights, title and interest in, and obligations and liabilities under, the Merger Agreement.

    2.        Indemnification. Assignor shall indemnify, defend and hold harmless Assignee from and against any and all claims, disputes, liabilities, losses, injuries and damages and all related costs and expenses for any default by Assignor in performing its obligations under the Merger Agreement prior to the Effective Date. Assignee shall indemnify, defend and hold harmless Assignor from and against any and all claims, disputes, liabilities, losses, injuries and damages and all related costs and expenses for any default by Assignee in performing its obligations under the Merger Agreement on or after the Effective Date.

    3.        Further Assurances. The parties to this Agreement, from time to time, upon the other party’s reasonable request and without further consideration, agree to execute and deliver such additional papers, instruments and documents and take such other actions reasonably requested to consummate and make more effective the assignment and assumption and other transactions contemplated by this Agreement.

    4.        Relationship to Merger Agreement. The terms of the Merger Agreement are incorporated herein by this reference, and will not be superseded by this Agreement, but will remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Merger Agreement and this Agreement, the terms of the Merger Agreement will control.

    5.        Governing Law. This Agreement shall be governed by the laws of the State of Michigan, without giving effect to any conflicts of law principles of such State.

    6.        Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither party hereto may assign any of its rights or liabilities hereunder without the prior written consent of the other party hereto.

    7.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.

ASSIGNOR: WIND POINT PARTNERS V, L.P., a Delaware limited parntership

By: Its:	Wind Point Investors V, L.P. a Delaware limited partnership General Partner

By: /s/ Jeffrey Gonyo —————————————— Name: Jeffrey Gonyo —————————————— Title: Managing Director ——————————————

By: /s/ Robert L. Cummings —————————————— Name: Robert L. Cummings —————————————— Title: Managing Director ——————————————

ASSIGNEE: WIND POINT PARTNERS VI, L.P., a Delaware limited parntership

By: Its:	Wind Point Investors VI, L.P. a Delaware limited partnership General Partner

By: /s/ Jeffrey Gonyo —————————————— Name: Jeffrey Gonyo —————————————— Title: Managing Director ——————————————

By: /s/ Robert L. Cummings —————————————— Name: Robert L. Cummings —————————————— Title: Managing Director ——————————————

EXHIBIT C

W. Y. CAMPBELL & COMPANY INVESTMENT BANKING	ONE WOODWARD AVENUE • 26TH FLOOR • DETROIT, MI 48226 313-496-9000 • 313-496-9001 FAX

May 22, 2006

The Board of Directors
Knape & Vogt Manufacturing Company
2700 Oak Industrial Drive
Grand Rapids, MI 49505

Members of the Board of Directors:

W. Y. Campbell & Company (“WYC&C”) understands that Knape & Vogt Manufacturing Company (“Knape & Vogt” or the “Company”), Wind Point Partners V, L.P. (“Wind Point”) and Slideco, Inc., a wholly-owned subsidiary of Wind Point (“Slideco”) propose to enter into an Agreement and Plan of Merger, dated as of February 9, 2006, substantially in the form of the draft dated February 3, 2006 (the “Merger Agreement”), which provides, among other things for the merger (the “Merger”) of Slideco with and into the Company. Pursuant to the Merger, the separate existence of Slideco will cease and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Wind Point. In addition, each issued and outstanding share of the common stock, par value $2.00 per share, and Class B common stock, par value $2.00 per share, of the Company (other than other than shares (i) owned by Wind Point or any direct or indirect subsidiary of Parent, or (ii) owned by the Company or any direct or indirect Subsidiary of the Company) (collectively, the “Outstanding Shares”) will be converted into the right to receive $19.00 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set out in the Merger Agreement.

You have requested our opinion as to whether the Merger Consideration to be received by the holders of Outstanding Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

WYC&C is an investment banking firm of recognized standing. As part of our investment banking services, we are regularly engaged in the valuation of corporate entities in connection with merger and acquisition transactions and other financial advisory engagements.

For purposes of the opinion herein set forth, we have, among other things:

a.	reviewed certain publicly available financial statements and other business information of the Company and Wind Point;

b.	reviewed certain internally generated information, historical and financial forecasts relating to the business, earnings, cash flow, assets, liabilities and prospects for the Company furnished to us by the Company;

c.	discussed with senior management of the Company the information describe above, as well as the Company’s history, operations, historical financial performance, prospects and strategies for growth;

d.	visited the Company’s headquarters and primary manufacturing facility located in Grand Rapids, Michigan;

e.	reviewed the reported prices and trading activity of the common stock of the Company;

f.	compared the financial performance of the Company and the prices and trading activity of the common stock of the Company with that of certain other publicly traded companies and their securities;

g.	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

h.	researched current industry conditions and trends concerning the valuation of recent mergers and acquisitions;

i.	participated in certain discussions among representatives of the Company, Wind Point and certain other parties;

j.	reviewed the proposed Agreement and Plan of Merger to be signed by Knape & Vogt and Wind Point; and

k.	reviewed such other financial and industry data, performed such other analysis, and took into account such other matters as we deemed appropriate.

In preparing our opinion, we have relied on and assumed the accuracy and completeness of all financial and other information supplied or otherwise made available to WYC&C by the Company. We have not assumed any responsibility for independent verification of such information or any independent appraisal of Knape & Vogt’s assets or liabilities (contingent or otherwise), and we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecasts and projections and other financial and operating data, we have assumed, without any independent investigations and analysis, that they have been reasonably prepared in good faith and on bases reflecting the best currently available estimates and judgments of the Company management as to the expected future financial performance of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. In addition, we have assumed the transaction will be consummated substantially in accordance with the terms set forth in the Merger Agreement without material modification, waiver or delay, that all representations and warranties set forth therein are true and correct, that the parties thereto will comply with their covenants thereunder and that all necessary regulatory approvals for the Merger will be granted without the imposition of any material condition. We are not legal, regulatory or tax experts and have relied without independent verification on the assessment of the Company and its advisors with respect to such matters.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that may be available to the Company or the Company’s underlying business decision to undertake the Merger.

W.Y. Campbell & Company has been engaged to act as the sole financial advisor to the Company in connection with the Merger and to render this opinion, and we will receive a fee for such services, a substantial portion of which is contingent upon successful completion of the Merger. In addition, Knape & Vogt has agreed to indemnify us against certain liabilities arising out of our engagement.

Our opinion is for the information of the Board of Directors of Knape & Vogt and may not be disclosed or referred to publicly or used for any purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the U.S. Securities and Exchange Commission if such inclusion is required by applicable law. This opinion does not constitute a recommendation to any holder of Outstanding Shares as to how such holder should vote at any shareholders meeting held to consider the Merger. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of W.Y. Campbell & Company.

On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Outstanding Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Respectfully submitted,

W.Y. CAMPBELL & COMPANY

/s/ Ty T. Clutterbuck

Ty T. Clutterbuck
Managing Director

PROXY	PROXY

KNAPE & VOGT MANUFACTURING COMPANY

This Proxy is Solicited on Behalf of the Board of Directors
for the Special Meeting of Shareholders to be Held on July 26, 2006

Common Stock

        The undersigned hereby appoints John E. Fallon and Richard S. Knape, and each of them, Proxies with power of substitution to vote all of the shares of Common Stock of Knape & Vogt Manufacturing Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at Varnum, Riddering, Schmidt & Howlett LLP, 333 Bridge Street, N.W., Suite 1700, Grand Rapids, Michigan, on Wednesday, July 26, 2006 at 8:00 a.m. local time, and at all adjournments thereof as stated below.

        If you also hold Class B Common Stock, please fill out the blue Class B Proxy.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY
The Board of Directors recommends a vote FOR each proposal.

1. To consider and vote on a proposal to approve the merger and the Agreement and Plan of Merger, dated as of February 9, 2006, by and among Wind Point Partners, V, L.P., and subsequently assigned to Wind Point Partners, VI, L.P., and Knape & Vogt Manufacturing Company, which, if approved, will entitle the KV shareholders to receive $19.00 in cash, without interest, for each share of Common Stock or Class B Common Stock held.	For Against [_] [_] Abstain [_]
2. To consider and vote upon a proposal to grant the persons named as Proxies discretionary authority to vote to adjourn the Special Meeting if necessary, for the purpose of soliciting additional proxies or for any other reason proposed by Knape & Vogt's Board of Directors.	For Against [_] [_] Abstain [_]
3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.	For Against [_] [_] Abstain [_]

This proxy when executed will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted "FOR" the approval of the Agreement and Plan of Merger.

          Dated: __________________, 2006

Signature(s)____________________________________

Please sign your name as it appears hereon. If signing for estates, trusts or corporations, title of capacity should be stated. If shares are held jointly, each holder should sign. Persons signing as attorneys-in-fact should submit power of attorney forms.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!
PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

PROXY	PROXY

KNAPE & VOGT MANUFACTURING COMPANY

This Proxy is Solicited on Behalf of the Board of Directors
for the Special Meeting of Shareholders to be Held on July 26, 2006

Class B Common Stock

      The undersigned hereby appoints John E. Fallon and Richard S. Knape, and each of them, Proxies with power of substitution to vote all of the shares of Class B Common Stock of Knape & Vogt Manufacturing Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at Varnum, Riddering, Schmidt & Howlett LLP, 333 Bridge Street, N.W., Suite 1700, Grand Rapids, Michigan, on Wednesday, July 26, 2006 at 8:00 am. local time, and at all adjournments thereof as stated below.

If you also hold Common Stock, please fill out the white Common Stock Proxy.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY
The Board of Directors recommends a vote FOR each proposal.

1. To consider and vote on a proposal to approve the merger and the Agreement and Plan of Merger, dated as of February 9, 2006, by and among Wind Point Partners, V, L.P., and subsequently assigned to Wind Point Partners, VI, L.P., and Knape & Vogt Manufacturing Company, which, if approved, will entitle the KV shareholders to receive $19.00 in cash, without interest, for each share of Common Stock or Class B Common Stock held.	For Against [_] [_] Abstain [_]
2. To consider and vote upon a proposal to grant the persons named as Proxies discretionary authority to vote to adjourn the Special Meeting if necessary, for the purpose of soliciting additional proxies or for any other reason proposed by Knape & Vogt's Board of Directors.	For Against [_] [_] Abstain [_]
3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.	For Against [_] [_] Abstain [_]

This proxy when executed will be voted in the manner directed by the undersigned. If no direction is given, this proxy will be voted "FOR" the approval of the Agreement and Plan of Merger.

          Dated: __________________, 2006

Signature(s)____________________________________

Please sign your name as it appears hereon. If signing for estates, trusts or corporations, title of capacity should be stated. If shares are held jointly, each holder should sign. Persons signing as attorneys-in-fact should submit power of attorney forms.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!
PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.